Exhibit 2.3

Persons listed in Exhibit A hereto

as Class A Shareholders

and

Persons listed in Exhibit B hereto

as Class B Shareholders

and

Persons listed in Exhibits A and B hereto as principal shareholder or shareholders of any Shareholder which is not an individual

as Principals

and

Red Mountain Ventures G.P. Ltd.

as Company

SHAREHOLDERS’ AGREEMENT

May 14, 2004

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

ARTICLE 2
ORGANIZATION OF THE COMPANY AND IMPLEMENTATION OF AGREEMENT

Section 2.1	Notice of Articles and Articles of the Company	11
Section 2.2	Business of the Company	11
Section 2.3	Share Ownership	12
Section 2.4	Share Certificates	12
Section 2.5	Shareholders’ Agreement	12
Section 2.6	Actions in Accordance with Agreement	12

ARTICLE 3
MANAGEMENT OF THE COMPANY

ARTICLE 4
FINANCING THE COMPANY

( i )

ARTICLE 5
SHARE OWNERSHIP AND RESTRICTIONS ON TRANSFER

ARTICLE 6
TRANSFERS TO THIRD PARTIES; RIGHT OF FIRST REFUSAL

ARTICLE 7
TRANSFERS TO OTHER SHAREHOLDERS; COMPULSORY BUY-SELL PROVISION

ARTICLE 8
CESSATION OF INVOLVEMENT IN THE COMPANY

ARTICLE 9
PROCEDURE FOR SALE OF SHARES

Section 9.1	Application of Sale Provisions	37

( ii )

ARTICLE 10
FAIR MARKET VALUE

Section 10.1	Purchase Price for Shares	41
Section 10.2	Meaning of Fair Market Value	41
Section 10.3	Estimate of Fair Market Value	42

ARTICLE 11
REPRESENTATIONS, WARRANTIES AND COVENANTS

ARTICLE 12
ARBITRATION

Section 12.1	Best Endeavours to Settle Disputes	46
Section 12.2	Arbitration	47

ARTICLE 13
MISCELLANEOUS

( iii )

EXHIBITS

Exhibit A	Class A Shareholders, their Principals (if applicable) and their holdings
Exhibit B	Class B Shareholders, their Principals (if applicable) and their holdings

SCHEDULES

Schedule 1.1	Permitted Liens
Schedule 2.1	Notice of Articles and Articles of Company
Schedule 2.5	Form of Acknowledgement to Be Bound by Shareholders’ Agreement
Schedule 3.5(2)	Form of Resignation and Release by Director in Favour of Company
Schedule 4.4(2)	Form of Subscription Notice
Schedule 9.2(d)	Form of Release by Vendor in favour of Company
Schedule 9.4	Form of Release by Company in favour of Vendor

( iv )

SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement dated as of the 14th day of May, 2004 between the Class A Shareholders, the Class B Shareholders, any Principal identified in Exhibits A and B to this Agreement, and Red Mountain Ventures G.P. Ltd. (the “Company”).

WHEREAS:

A.	The authorized capital of the Company consists of 100,000,000 Class A Shares and 100,000,000 Class B Shares, of which 1,344,000 Class A Shares and nil Class B Shares have been issued and are outstanding as fully paid and non-assessable shares;

B.	The registered and beneficial owners of all of the Class A Shares of the Company as of the date of this Agreement are set out in Exhibit A;

C.	The registered and beneficial owners of all of the Class B Shares of the Company as of the date of this Agreement are set out in Exhibit B;

D.	Each Principal is the registered and beneficial owner of all the outstanding shares in the capital of the Shareholder listed opposite such Principal’s name in Exhibit A or B hereto;

E.	The business of the Company is to act as general partner of Red Mountain Ventures Limited Partnership, a limited partnership formed under the laws of the Province of British Columbia, (the “Limited Partnership”) and, accordingly, to manage the business and assets of the Limited Partnership (the “Business”);

F.	The Company has been incorporated under the Business Corporations Act (British Columbia); and

G.	The Parties have entered into this Agreement for the purpose of setting forth, among other things, the manner in which the business and affairs of the Company shall be conducted, the manner in which the operations of the Company shall be financed and the respective rights and obligations of the Parties arising out of or in connection with the ownership of Shares.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1	Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Accountant” means Yule and Associates of Castlegar, British Columbia, or such other firm of chartered accountants or certified general accountants which may at any time be appointed as the accountants of the Company in accordance with Section 3.1.

“Act” means the Business Corporations Act (British Columbia) and any successor to such statute.

“Affiliate” and “Subsidiary” shall have the following meanings: a company is deemed to be an affiliate of another company if one of them is the subsidiary of the other or if both are subsidiaries of the same company or if each of them is Controlled by the same person or company; a company is deemed to be a subsidiary of another company if (a) it is Controlled by (i) that other, or (ii) that other and one or more companies each of which is Controlled by that other, or (iii) two or more companies each of which is Controlled by the other, or (b) it is a subsidiary of a company that is that other’s subsidiary.

“Agreement” means this shareholders' agreement and all exhibits and schedules and instruments in amendment or confirmation of it and the expressions “Article”, “Section” and “paragraph”, followed by a number or letter means and refers to the specified Article, Section or paragraph of this Agreement.

“Annual Business Plan” has the meaning specified in paragraph 3.8(2).

“Articles” means the articles of the Company, as such articles may from time to time be amended, replaced or superseded in accordance with the provisions of this Agreement.

“Associate” has the meaning specified in the Act.

“Available Securities” has the meaning specified in paragraph 4.4(2).

“Bid Recipient” has the meaning specified in paragraph 6.5(1).

“Bidder” has the meaning specified in paragraph 6.5(1).

“Board of Directors” means, at any time, the board of directors of the Company constituted in accordance with the provisions of this Agreement and “Director” means any member who has been elected or appointed to the Board of Directors in accordance with the provisions of this Agreement.

“Business” has the meaning specified in Recital E to this Agreement.

“Business Day” means any day of the year, other than a Saturday, a Sunday or any day on which banks are required or authorized to close in Vancouver, British Columbia.

“Buyer” has the meaning specified in paragraph 6.3(1).

“Class A Shares” means the Class A common voting shares without par value in the capital of the Company as presently constituted.

“Class A Shareholders” means the holders of the Class A Shares.

“Class B Shares” means the Class B common voting shares without par value in the capital of the Company as presently constituted.

“Class B Shareholders” means the holders of the Class B Shares.

“Compulsory Purchase Notice” has the meaning specified in Section 8.3.

“Compulsory Purchase Period” has the meaning specified in Section 8.3.

“Compulsory Sale Notice” has the meaning specified in paragraph 6.5(1).

“Control” means (i) in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors, and (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of the Person or the ownership of other interests entitling the holder to exercise control and direction over the activities of such Person.

“Company” means Red Mountain Ventures G.P. Ltd., a company incorporated under the Act, and includes any successor corporation resulting from any merger, amalgamation, reorganization, arrangement or other combination of Red Mountain Ventures G.P. Ltd. and any other Person.

“Date of Closing” means the date upon which a Sale Transaction is scheduled to occur, determined in accordance with the provisions of Articles 6, 7 or 8 as the case may be, or such other date as the Vendor and Purchaser under the Sale Transaction mutually agree.

“Debt” of any Person means (i) all indebtedness of such Person for borrowed money, including borrowings of commodities, bankers' acceptances, letters of credit or letters of guarantee, (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or other evidence of Debt, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (iv) all current liabilities of such Person represented by a note, bond, debenture or other evidence of Debt, and (v) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee.

“Debtor” has the meaning specified in paragraph 5.3(1).

“Disposition Notice” has the meaning specified in paragraph 6.4(1).

“Dispute” has the meaning specified in Section 12.1.

“Exercise Notice” has the meaning specified in paragraph 8.2(2).

“Exercise Period” has the meaning specified in paragraph 8.2(2).

“Fair Market Value” has the meaning specified in Section 10.2.

“Financial Year” means, in relation to each of the Company and the Limited Partnership, its financial year commencing on January 1of each calendar year and ending December 31 of such year or such other financial year as may be determined by the Company.

“First Sale” has the meaning specified in Section 7.5.

“GAAP” means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

“Governmental Entity” means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Inactive Shareholder” means a Shareholder who is deemed to be an Inactive Shareholder pursuant to paragraph 8.1(1).

“Income Tax Act” means the Income Tax Act (Canada).

“Issue” means the natural born and legally adopted children of any Person who is an individual.

“Laws” means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment encumbrance, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or and any other encumbrances of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

“Limited Partner” means a limited partner of the Limited Partnership.

“Limited Partnership” means Red Mountain Ventures Limited Partnership, a limited partnership formed under the Partnership Act (British Columbia).

“Limited Partnership Agreement” means the limited partnership agreement in respect of the Limited Partnership.

“New Purchaser” has the meaning specified in paragraph 9.9(2).

“New Vendor” had the meaning specified in paragraph 9.9(2).

“Notice of Articles” means the notice of articles of the Company, as such notice of articles may from time to time be amended, replaced or superseded to comply with the provisions of the Act or otherwise in accordance with the provisions of this Agreement.

“Offer” has the meaning specified in paragraph 6.1(2).

“Offer Period” has the meaning specified in paragraph 6.1(3).

“Offerees” has the meaning specified in paragraph 6.1(2).

“Offered Securities” has the meaning specified in Section 4.3.

“Offering Notice” has the meaning specified in paragraph 4.4(1).

“Offering Shareholder” has the meaning specified in paragraph 7.1(1).

“Offeror” has the meaning specified in paragraph 6.1(2).

“Option Period” has the meaning specified in paragraph 4.4(2).

“Ordinary Resolution” means, in the case of a resolution that by Law or the terms of this Agreement requires the approval of:

(a)	the Shareholders, a resolution to which (i) at a properly constituted meeting of the Shareholders, at least a majority of the votes of the Shareholders, present or represented by proxy, are cast in favour of the resolution, or (ii) all of the Shareholders have consented by an instrument or instruments in writing; or

(b)	the Class A Shareholders or the Class B Shareholders, respectively, voting separately as a class, a resolution to which (i) at a properly constituted meeting of the Class A Shareholders or the Class B Shareholders, respectively, at least a majority of the votes of the Class A Shareholders or the Class B Shareholders, respectively, present or represented by proxy, are cast in favour of the resolution, or (ii) all of the Class A Shareholders or the Class B Shareholders, respectively, have consented by an instrument or instruments in writing.

“Other Shareholders” has the meaning specified in paragraph 8.2(2).

“Parties” means, collectively, the Company, the Principals and the Shareholders.

“Permitted Debt” means credit facilities obtained by the Company on behalf of the Limited Partnership from a Canadian chartered bank or other reputable financial institution in an amount not to exceed $100,000 , or such greater or lesser amount as is contemplated by an Annual Business Plan, to cover cash flow deficiencies arising in the ordinary course of business or to finance the acquisition of assets for use by the Limited Partnership or any of its directly held or indirectly held subsidiaries in the ordinary course of business, all as contemplated in the Annual Business Plan.

“Permitted Liens” means (i) Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent, (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, detract from the value of or impair the use or marketability of any real property, and (iii) Liens listed and described in Schedule 1.1 but only to the extent such Liens conform to their description in Schedule 1.1.

“Permitted Transferee” means, in relation to any Person, any one or more of:

(a)	the Person’s Affiliate, provided such Affiliate agrees in writing to re-transfer the Shares to such Person before such Affiliate ceases to qualify as an Affiliate;

(b)	in the case where the Person is a trustee, to its beneficiary;

(c)	in the case where the Person is an individual who is ordinarily resident in Canada within the meaning of the Income Tax Act (Canada), to such Person’s trustee under a registered retirement savings plan or a registered retirement income fund approved by the applicable governmental authority;

(d)	in the case of a Person who is an individual:

(i)	the Person’s Spouse;

(ii)	the Issue of the Person;

(iii)	a trust, the sole beneficiaries of which are any Person or Persons specified in any one or more subsections of this paragraph (d), provided that the terms of the trust include a valid condition precedent that the Shares or securities of a Shareholder shall vest in the beneficiary of such trust only if such beneficiary has complied with the provisions of Section 2.5; and

(iv)	a corporation, partnership or limited partnership, all of the voting securities or other ownership interests of which are owned by any Person or Persons specified in any one or more subsections of this definition.

“Person” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

“Piggy-back Notice” has the meaning specified in paragraph 6.4(2).

“Place of Closing” means the offices of the Company at the address set out in Section 13.2 or such other place as the Vendor and the Purchaser under the relevant Sale Transaction mutually agree upon in writing.

“Pledged Shares” has the meaning specified in paragraph 5.3(1).

“Principal” means, in relation to a Shareholder that is not an individual (i) the Person named as such with respect to that Shareholder in Exhibit A or Exhibit B hereto, and d (ii) for any Person, other than an individual, that becomes a Shareholder at any time after this date, each Person who, together with its Associates and Affiliates, Controls the Shareholder at or after such time.

“Proportionate Interest” means at any time with respect to any Shareholder, the proportion that the number of Shares held by such Shareholder bears to the total number of Shares held by all Shareholders.

“Purchase Option” has the meaning specified in paragraph 8.2(1).

“Purchase Price” has the meaning specified in (i) Section 7.3 for the purposes of Article 7, and (ii) Section 8.4 for the purposes of Article 8.

“Purchased Shares” has the meaning specified in (i) paragraph 6.1(2) for the purposes of Article 6, (ii) Section 7.3 for the purposes of Article 7, and (iii) paragraph 8.2(1) for the purposes of Article 8.

“Purchaser” means any Person or Persons who elect or are required to purchase Shares of a Party or Parties pursuant to a Sale Transaction.

“Purchasing Shareholder” has the meaning specified in Section 7.5.

“Remaining Shareholders” has the meaning specified in paragraph 7.1(1).

“Representative” has the meaning specified in paragraph 8.1(2).

“Resolution of the Directors” means, in the case of a resolution that by Law or the terms of this Agreement requires the approval of the Directors only, a resolution to which (i) at a properly constituted meeting of the Board of Directors at least a majority of the Directors present have given their approval by resolution, or (ii) all of the Directors have consented by an instrument or instruments in writing.

“Sale Transaction” has the meaning specified in (i) paragraph 6.2(3) for the purposes of Article 6, (ii) Section 7.4 for the purposes of Article 7, and (iii) Section 8.5 for the purposes of Article 8.

“Secured Party” has the meaning specified in paragraph 5.3(1).

“Selling Shareholder” has the meaning specified in Section 7.5.

“Shareholder Loans” means any amount advanced by a Shareholder to or on behalf of the Company pursuant to Section 4.1.

“Shareholders” means, collectively, the Class A Shareholders and the Class B Shareholders as of the date hereof, any Class A Shareholders and Class B Shareholders who become parties to this Agreement after the date hereof, including any Permitted Transferee or other Person who acquires Shares in accordance with the provisions of this Agreement.

“Shares” means the Class A Shares and the Class B Shares and shall, where the context permits, include (i) any securities into which such shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed, (ii) any securities of the Company or of any other Person received by the holders of such shares as a result of any merger, amalgamation, reorganization, arrangement or other similar transaction involving the Company, (iii) any securities of the Company which are received by any one or more Persons as a stock dividend of distribution on or in respect of such shares, and (iv) any security, other instrument or right that is convertible into or evidences the right to acquire any of the foregoing securities.

“Shotgun Offer” has the meaning specified in paragraph 7.1(1).

“Shotgun Price” has the meaning specified in paragraph 7.1(1).

“Special Resolution” means, in the case of a resolution that by Law or the terms of this Agreement requires the approval of the Class A Shareholders or the Class B Shareholders, respectively, a resolution to which (i) at a properly constituted meeting of Class A Shareholders or Class B Shareholders, respectively, at least seventy-five percent (75%) of the votes of Class A Shareholders or Class B Shareholders, respectively, present or represented by proxy are cast in favour of the resolution, or (ii) all of the Class A Shareholders or Class B Shareholders, respectively, have consented by an instrument or instruments in writing.

“Specified Percentage” has the meaning specified in paragraph 4.4(2).

“Spouse” means, in relation to any Person who is an individual, any Person to whom that Person is married.

“Subscription Notice” has the meaning specified in paragraph 4.4(2).

“Subsequent Offer” has the meaning specified in Section 7.5.

“Take-Over Bid” has the meaning specified in paragraph 6.5(1).

“Third Party Offer” has the meaning specified in paragraph 6.3(1).

“Time of Closing” means 10:00 a.m. (Vancouver time) or such other time on the Date of Closing as the Vendor and the Purchaser under a Sale Transaction mutually agree.

“Total Percentage” has the meaning specified in paragraph 4.5(1).

“Triggering Event” has the meaning specified in paragraph 8.1(1).

“Transfer” includes, in reference to any securities, (i) any transfer of such securities, directly or indirectly, by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment, (ii) any sale, assignment, gift, donation, redemption, conversion or other disposition of such securities, directly or indirectly, pursuant to an agreement, arrangement, instrument or understanding by which legal title to or beneficial ownership of such securities passes from one Person to another Person or to the same Person in a different legal capacity, whether or not for value, but does not include (iii) the granting, directly or indirectly, of any Lien in or extending or attaching to such securities.

“Transferor” has the meaning specified in Section 5.2.

“Valuation Date” means in respect of a Triggering Event, the last day of the month immediately preceding such Triggering Event.

“Valuator” means a qualified valuator in the Province of British Columbia appointed by resolution of the Board of Directors.

“Valuator’s Report” has the meaning specified in paragraph 10.3(1).

“Vendor” means any Person or Persons who elect or are required to sell Shares of a Party pursuant to a Sale Transaction.

Section 1.2	Gender and Number.

Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

Section 1.3	Headings etc.

The provision of a Table of Contents, the division of this Agreement into Articles, Sections and paragraphs and the insertion of headings are for convenient reference only are not to affect its interpretation.

Section 1.4	Currency.

All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed to in Canadian currency.

Section 1.5	Certain Phrases, etc.

In this Agreement (i) (y) the words “including” and “includes” mean “including (or includes) without limitation”, and (z) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.6	Accounting Terms.

All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

Section 1.7	Statutory References.

Except as otherwise expressly provided in this Agreement, any references to a statute or regulation shall be construed as a reference such statute or regulation as it may be amended, re-enacted or superseded from time to time.

Section 1.8	Exhibits and Schedules.

The exhibits and schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

ARTICLE 2
ORGANIZATION OF THE COMPANY AND IMPLEMENTATION OF AGREEMENT

Section 2.1	Notice of Articles and Articles of the Company.

The Notice of Articles and Articles of the Company in effect on this date are attached as Schedule 2.1.

Section 2.2	Business of the Company.

The Company has been formed and will function for the sole purpose of carrying on the Business.

Section 2.3	Share Ownership.

At this date, the Class A Shares are held as set out in Exhibit A to this Agreement and no Class B Shares are issued and outstanding. Notwithstanding anything contained in this Agreement, the Company is hereby authorized to allot and issue up to 1,400,000 Class B Shares and, in the event that at this date fewer than 1,400,000 Class A Shares are issued and outstanding, the Company is hereby authorized to allot and issue up to 1,400,000 Class A Shares in the aggregate, in each case without having to obtain the consent of existing Shareholders to any such allotment and issue and the General Partner is hereby authorized to add any such Shareholder who purchases such Class A Shares or such Class B Shares on and after the date hereof to the Company’s register of Shareholders.

Section 2.4	Share Certificates.

All share certificates representing Shares shall bear the following legend endorsed thereon in bold type:

“The shares represented by this certificate are subject to restrictions on transfer and all the other terms and conditions of a shareholders' agreement dated as of the 14th day of May, 2004, made between the Company and each and all of the holders of shares, as such agreement may from time to time be amended in accordance with its provisions. A copy of the agreement is on file at the registered office of the Company and available for inspection on request and without charge. Any transfer made in contravention of such restrictions shall be null and void.”

Section 2.5	Shareholders’ Agreement.

Each Shareholder and each Person who becomes a Shareholder through a Transfer of Shares or issue of additional Shares in accordance with this Agreement shall execute and deliver to the Company before becoming a Shareholder, a counterpart copy of this Agreement or a written acknowledgement to be bound by the terms and conditions of this Agreement, such acknowledgement to be in the form attached as Schedule 2.5 to this Agreement or such other form as may be acceptable to the Company.

Section 2.6	Actions in Accordance with Agreement.
(1)	Each Shareholder shall exercise the votes attaching to its Shares at all times and use its best efforts to cause its nominees to the Board of Directors to act at all times in order that the provisions of this Agreement shall govern the affairs of the Company to the maximum extent permitted by Law. In the event of any conflict between the provisions of this Agreement and the provisions of the Notice of Articles or Articles, each of the Shareholders shall take or cause to be taken such steps and proceedings as may be required under the Act or otherwise to amend the Notice of Articles and Articles to resolve such conflict so that the provisions of this Agreement shall at all times prevail to the maximum extent permitted by Law.

(2)	Each Principal agrees (i) to vote its securities in the Shareholder of which it is the Principal and to take all steps necessary and desirable to cause the Shareholder to perform its obligations under and otherwise act in accordance with the terms of this Agreement, and (ii) that it shall be jointly and severally liable with the Shareholder of which it is the Principal with respect to all of the representations, warranties, covenants, indemnities and agreements of such Shareholder under this Agreement.

(3)	The Company consents to the provisions of this Agreement and covenants that it will, at all time during the term of this Agreement, be governed by its provisions in carrying on its business and affairs.

ARTICLE 3
MANAGEMENT OF THE COMPANY

Section 3.1	Management and Corporate Action.

Subject to Sections 3.3 and 3.4, the Directors shall manage the business and affairs of the Company in accordance with the Act. Unless otherwise expressly provided in this Agreement, all decisions of the Board of Directors and of the Shareholders shall be decided by a majority of votes cast or by such greater percentage of votes as may be required by the Act.

Section 3.2	Matters Requiring Resolution of the Directors

The taking of any of the following decisions or actions or the implementation of any of the following matters by the Company shall, in addition to any other approval required by Law, require a Resolution of the Directors:

(1)	Annual Business Plan

Adopting and implementing the Annual Business Plan and any amendments thereto and approve the manner of obtaining any additional funds required for any purpose specified in the Annual Business Plan as described in Article 4;

(2)	Financial Statements

Approving any financial statements of the Company or the Limited Partnership.

(3)	Share Capital
(a)	Allotting, reserving, setting aside or issuing any Shares or other securities of the Company or granting any rights, warrants or options to purchase, acquire or otherwise obtain any unissued Shares or other securities of the Company;

(b)	Declaring or paying any dividend or other distribution on or in respect of any Shares or other securities of the Company;

(c)	The Company purchasing, redeeming or acquiring any Shares or other securities of the Company other than the purchase for cancellation of Shares from a Shareholder in accordance with the provisions of this Agreement or the redemption of Shares in accordance with the Articles;

(d)	Making any payment or distribution out of any stated capital account of the Company or any reduction of any stated capital account of the Company;

(4)	Investments, Liabilities and Expenditures on Behalf of Limited Partnership

Except as specifically contemplated in the Annual Business Plan that has been adopted by the Board of Directors:

(e)	Acquiring, subscribing for or agreeing to purchase in any transaction or series of related transactions on behalf of the Limited Partnership, any securities or interest in any entity or participating in any joint venture or strategic alliance if, as a consequence of such action, the Limited Partnership would invest, expend or become liable for, or commit to invest, expend or become liable for, an amount equal to or greater than $50,000;

(f)	Except for trade liabilities incurred in the ordinary course of business, entering into any agreement on behalf of the Limited Partnership or making any commitment to become liable for, or create, assume or become liable for, at any particular time, any indebtedness in excess of the aggregate indebtedness that is permitted pursuant to the terms of all of the loan facilities of the Limited Partnership and any direct or indirect subsidiary of the Limited Partnership;

(g)	On behalf of the Limited Partnership, granting any security interest or other lien or encumbrance or guarantee, indemnifying or otherwise becoming liable for or giving any support in respect of, any debt, liability or obligation of any Person;

(h)	Incurring any single expense or a series of related expenses in any Financial Year which exceeds by five per cent (5%) the expenses of the Limited Partnership or the expenses of any directly or indirectly held subsidiary of the Limited Partnership reflected in the Annual Business Plan that has been approved by the Board of Directors; or

(i)	Increasing the compensation payable to any director or officer of the Company under any employment agreement, consulting agreement or otherwise;

(5)	Debt Financing
(j)	Incurring (i) any Debt by the Company or on behalf of the Limited Partnership, including Debt pursuant to Section 4.2 or Shareholder Loans other than Permitted Debt, (ii) any obligation on behalf of any Person pursuant to any agreement, commitment or understanding, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of any indebtedness of such Person for borrowed money;

(k)	Repaying any Debt owing by the Company or by the Limited Partnership to any of the Shareholders or any Principal, or any Associate or Affiliate or a Shareholder or a Principal, whether for a Shareholder Loan or otherwise, except as permitted under the Limited Partnership Agreement;

(l)	Granting any Lien over the assets of the Company or the Limited Partnership other than Permitted Liens.

(6)	Dispositions

Subject to Section 3.4, selling or otherwise disposing of, by conveyance, transfer or otherwise, any assets of the Limited Partnership (other than inventory in the ordinary course of business) if the assets to be sold or disposed of in any one transaction or series of related transactions, have an aggregate gross sale price equal to or greater than $50,000;

(7)	Non-Arm’s Length Transactions

Entering into any transaction with a Person who or which is not at arm’s length with the Company or the Limited Partnership unless the transaction is in the ordinary course of business and is entered into on terms and conditions that are at least as favourable to the Company or the Limited Partnership, as the case may be, as those commonly entered into by it with arm’s length parties (and if any interested Person is a Director of the Company, such Director shall declare his interest and refrain from voting on any related Resolution of the Directors);

(8)	Termination of Employment or Consultancy

Terminating the employment or consultancy of any officer of the Company;

(9)	Going Public

Either:

(a)	filing a prospectus on behalf of the Limited Partnership under the Securities Act (British Columbia) or qualifying securities of the Limited Partnership for sale to the public through the filing of the prospectus under applicable securities laws of any of the provinces of Canada; or

(b)	filing a registration statement under the United States Securities Act of 1933, as amended, to qualify securities of the Limited Partnership;

(10)	Repurchase or Redemption of Securities

Redeeming, purchasing for cancellation or otherwise retiring or paying off any of the outstanding Shares or causing the Limited Partnership to purchase for cancellation or otherwise retire or pay off any of the outstanding securities of the Limited Partnership, where such redemption, purchase, retirement or payment is not expressly required by the terms of such Shares or securities or pursuant to the provisions of this Agreement or where such redemption, purchase, retirement or payment is made on other than a pro rata basis involving all the holders of such Shares or securities, as the case may be;

(11)	Change of Accountant

Removing and replacing the Accountant; and

(12)	Directors of Subsidiaries of Limited Partnership

Electing or appointing on behalf of the Limited Partnership directors to the Board of Directors of any directly or indirectly held subsidiary of the Limited Partnership.

Section 3.3	Matters Requiring Ordinary Resolution

The taking of any of the following decisions or actions or the implementation of any of the following matters of the Company shall, in addition to any other approval required by Law, require an Ordinary Resolution of the Shareholders:

(1)	Change of Business of Company

Authorizing the Company to invest in or enter into a business that is materially different from the Business; and

(2)	Change of Business of Limited Partnership

On behalf of the Limited Partnership, investing in or entering into a business that is materially different from the business currently carried or herein stated as intended to be carried on by the Limited Partnership and its direct or indirect subsidiaries.

Section 3.4	Matters Requiring Special Resolution

The taking of any of the following decisions or actions or the implementation of any of the following matters by the Company shall, in addition to any other approval required by Law, require a Special Resolution of the Shareholders, in respect of paragraph (1) and a Special Resolution of each of the Class A Shareholders and the Class B Shareholders, respectively, each class voting separately as a class, in respect of all matters set out in paragraphs (2) and (3):

(1)	Increase in Number of Directors

Increasing the number of directors of the Company, provided that the Board of Directors shall only have an uneven number of members, with the Class A Shareholders always being entitled to nominate the majority of the nominees to the Board of Directors of the Company;

(2)	Corporate Changes
(a)	Amending the Notice of Articles or Articles other than such mandatory transition changes as are required to be made under the Act to conform the Notice of Articles and Articles to the Act;

(b)	Continuing the Company out of the jurisdiction of British Columbia and into another jurisdiction;

(c)	Engaging in any merger, amalgamation or statutory plan of arrangement with any other entity that is not a direct or indirect subsidiary of the Company or the Limited Partnership;

(3)	Fundamental Changes
(a)	The taking of any act, step or proceeding, including any sale or disposition of any property or assets of the Company, for the purpose of, or leading to, the liquidation, dissolution or winding-up of the Company or the Limited Partnership;

(b)	Selling, leasing, exchanging or otherwise disposing of all or substantially all of the assets of the Company or the Limited Partnership;

(c)	Acknowledging the insolvency of the Company, making a voluntary assignment under the Bankruptcy and Insolvency Act (Canada), or consenting to the appointment of a receiver, receiver-manager or other Person acting in a similar capacity by any secured creditor of the Company;

(4)	Directors of the Company

(a)	Subject to paragraph 3.4(1), the Board of Directors shall consist of five Directors. The Class A Shareholders shall have the right to nominate to the Board of Directors three individuals who are qualified to act as directors under the Act and the Class B Shareholders shall have the right to nominate to the Board of Directors two individuals who are qualified to act as directors under the Act. Each Shareholder shall vote at all meetings of Shareholders and shall use its best efforts to cause the nominee Directors of its class of Shares on the Board of Directors to act in such manner as to ensure that each nominee is elected or appointed and maintained in office as a Director in accordance with this Agreement.

(b)	In the event that a nominee Director of any class of Shareholders resigns or is removed from the Board of Directors, such class of Shareholders shall immediately deliver or cause to be delivered to the Company a resignation and release of the nominee Director in the form of the resignation and release attached as Schedule 3.5(2).

(c)	If a vacancy on the Board of Directors arises for any reason whatsoever, such vacancy shall be filled by the election or appointment of a Director nominated by the class of Shareholders entitled to nominate a replacement in accordance with paragraph 3.5(1). Until such vacancy is filled, the Board of Directors shall not transact any business or exercise any of its powers or functions, save and except as may be necessary to elect or appoint the new Director and preserve the Business and assets of the Company. If a replacement Director is not elected within twenty-one days of such vacancy occurring because of the failure of the applicable class of Shareholders that is entitled to nominate a replacement Director to do so, the Directors then in office shall be entitled to transact business and exercise all of the powers and functions of the Board of Directors. A decision or action of the majority of the Directors then in office shall be deemed to be a decision or action of the majority of the Board of Directors; a decision or action by Resolution of the Directors then in office shall be deemed to be a decision or action by Resolution of the Board of Directors; and a decision or action of all of the Directors then in office shall be deemed to be the unanimous decision or action of the Board of Directors.

(d)	The quorum for a meeting of the Board of Directors shall be the majority of the Directors, of whom at last one Director shall be a nominee of the Class B Shareholders. At least 48 hours' prior written notice of any meeting of the Board of Directors must be given unless all of the Directors waive such notice.

(e)	No amount shall be payable by way of salary, bonus or otherwise to any Director for acting as director of the Company. Each Director shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred while attending meetings of, or otherwise being engaged in the business of, the Board of Directors.

Section 3.5	Shareholders.

The quorum for a meeting of Shareholders shall be one Class A Shareholder present or represented by proxy and holding at least fifty per cent (50%) of the votes of the Class A Shareholders entitled to vote at such meeting and one Class B Shareholder present or represented by proxy and holding at least fifty per cent (50%) of the votes of the Class B Shareholders entitled to vote at such meeting. The quorum for a meeting of Class A Shareholders or Class B Shareholders, in each case voting separately as a class, shall be two Class A Shareholders or two Class B Shareholders, respectively, present or represented by proxy and holding at least fifty per cent (50%) of the votes of the Class A Shareholders or the Class B Shareholders, respectively, entitled to vote at such meeting.

Section 3.6	Officers.

The officers of the Company shall be the following persons:

President and Chief Executive Officer	Howard Katkov
Chief Financial Officer	Phil Dowley
Secretary	Don Thompson

The Board of Directors shall be entitled to appoint such additional officers from time to time as it may determine. If any of the above-named officers resigns or is removed from office, the Board of Directors shall be entitled to appoint a replacement, provided that the Person holding the office of President and Chief Executive Officer shall at all times be a nominee of the those Directors who are the nominees of the Class A Shareholders. The President and Chief Executive Officer shall be entitled to nominate for appointment by the Board of Directors the Chief Financial Officer, who must be acceptable to the Board of Directors, acting reasonably.

Section 3.7	Annual Business Plan.
(1)	The Board of Directors shall cause a draft annual business plan and budget to be prepared in respect of the Limited Partnership and any directly or indirectly held subsidiary of the Limited Partnership for each Financial Year by management of the Company for submission to the Board of Directors no later than thirty days prior to the beginning of such Financial Year. The draft annual business plan and budget shall be prepared in accordance with GAAP and shall contain a detailed monthly financial budget. Such budget shall consist of a pro forma balance sheet, income statement and statement of changes in financial position of the Limited Partnership for such Financial Year, shall include comparison statements from the previous Financial Year, shall be accompanied by a statement of the nature and amount of all capital expenditures to be incurred during such Financial Year, and shall be supported by the explanations, notes and information upon which the projections underlying the annual business plan have been based. The draft annual business plan and budget shall also include particulars of any proposed payment of preferential dividends and distributions to Limited Partners out of monies available for that purpose at the beginning of such Financial Year.

(2)	The draft annual business plan, as reviewed and approved by Resolution of the Board of Directors with such amendments and modifications as they determine appropriate, shall become the “Annual Business Plan” for such Financial Year. In the event that the Board of Directors are unable to settle and approve an Annual Business Plan in whole or in part prior to the commencement of a Financial Year, the expenditure programme contained in the existing Annual Business Plan shall continue to apply to the extent of such disagreement until a complete Annual Business Plan is approved by the Board of Directors.

Section 3.8 Books and Records.

Proper books of account shall be kept by the Company in respect of the Company and in respect of the Limited Partnership and entries shall be made of all transactions and other matters as are usually entered into books of account in accordance with GAAP. Each Shareholder or its nominee or other authorized agent or representative shall have access at all times during normal business hours to examine such books and records.

Section 3.9	Records Confidential.

Each Shareholder and Principal acknowledges that all records, material and information pertaining to the Company and the Limited Partnership obtained by it (other than information which the Company is required to deliver to the Shareholders under the Act) are and shall remain the exclusive property of the Company. For so long as the Company or Limited Partnership carries on business, each of the Parties shall keep in the strictest confidence, not disclose and not use, without the consent of the Company, all non-public information pertaining to or concerning the Company or the Limited Partnership, as the case may be, including all budgets, forecasts, analyses, financial results, costs, margins, wages and salaries, bids and other business activities, all supplier and customer lists, all non-public intellectual property including trade secrets, technical expertise and know-how, technical reports, documentation including standard terms and agreements, the names and securities holdings of the Shareholders or the Limited Partners, as the case may be, and all other information not generally known outside the Company or the Limited Partnership, as the case may be.

Section 3.10	Bank Accounts.

The Company shall maintain its bank accounts and the bank accounts of the Limited Partnership with Canadian Imperial Bank of Commerce. All bank accounts shall be kept in the name of the Company and all cheques, bills, notes, drafts or other instruments shall require the signatures of any two of such officers or directors as the Board of Directors may from time to time determine. All monies received from time to time for the account of the Company or the Limited Partnership shall be paid immediately into bank account or accounts of the Company or the Limited Partnership, as applicable, for the time being in operation and all disbursements on account of the Company or the Limited Partnership shall be made by cheque on such financial institution.

ARTICLE 4
FINANCING THE COMPANY

Section 4.1	Funding of Costs.

The Company shall fund all of its expenses and liabilities from its own cash on hand and other assets. If the Company requires additional funds for any purpose specified in an Annual Business Plan, the Company shall obtain such funds (i) first, to the greatest extent possible, by borrowing from a Canadian chartered bank or other reputable financial institution in accordance with Section 4.2, (ii) second, to the extent possible, by borrowing from Shareholders through Shareholders’ loans (the “Shareholders’ Loans”) on such terms and subject to such conditions as may be approved by the Board of Directors, and (iii) third, to the extent possible, by issuing additional securities in accordance with Section 4.3.

Section 4.2	Bank Financing.

If the incurring of Debt to a Canadian chartered bank or other reputable financial institution has been approved pursuant to Section 3.1, the Board of Directors shall decide from whom such Debt will be borrowed and the terms and conditions of such borrowing.

Section 4.3	Issuance of Additional Securities.

If an issuance of additional securities has been approved pursuant to Section 3.2, then subject to compliance with the provisions of Section 4.4, Section 4.5 and applicable Law, the Board of Directors may, in its discretion, issue such number of additional Shares or other securities of the Company authorized under the Articles or the Act (the “Offered Securities”) at such price and upon such terms and conditions and to such Persons as it determines to be in the best interests of the Company.

Section 4.4	Pre-emptive Right Regarding Additional Securities.
(1)	Unless the Shareholders otherwise agree in writing, the Company shall deliver an offering notice to the Shareholders in writing (the “Offering Notice”) each time the Board of Directors decides to issue Offered Securities. The Offering Notice shall specify (i) the total number or principal amount, as the case may be, of Offered Securities which are being offered, (ii) the rights, privileges, restrictions, terms and conditions of such Offered Securities including, without limitation, the requirement that any Person acquiring the Offered Securities together with its Principal, if any, enter into a counterpart of this Agreement, and (iii) the consideration for which each of such Offered Securities is being offered, which consideration shall be the same for all of such Offered Securities.

(2)	Each Shareholder shall have the option, exercisable within thirty days after receipt of an Offering Notice (the “Option Period”) by notice given to the Company in the form of the subscription notice attached as Schedule 4.4(2) (the “Subscription Notice”), to subscribe for its rateable portion of the Offered Securities based on its Proportionate Interest, which right shall be exercised in the manner set forth in the Subscription Notice. In addition, each Shareholder may subscribe for any additional Offered Securities for which the other Shareholders do not subscribe (the “Available Securities”), which right shall be exercised by a statement contained in the Subscription Notice setting forth the number of Available Securities such Shareholder is prepared to acquire expressed as a percentage of the Available Securities, if any, available to be taken up by the Shareholders (the “Specified Percentage”).

(3)	If a Shareholder fails to deliver a Subscription Notice for the Offered Securities in accordance with this Section 4.4 within the Option Period, then any rights which such Shareholder may have had to subscribe for any of the Offered Securities shall be extinguished.

(4)	Each Subscription Notice shall, subject to Section 4.5, constitute a binding agreement by the Shareholder to subscribe for and take up, and by the Company to issue and sell to such Shareholder, the number of Offered Securities subscribed for therein upon the terms and conditions specified in the Offering Notice.

(5)	Each Shareholder may at any time during the Option Period request the Company to indicate the number of Shareholders which have elected to acquire Offered Securities, the identity of such Shareholders and the number of Offered Securities, including the Specified Percentages set forth in their Subscription Notices, such Shareholders have elected to acquire, and the Company shall respond to such request immediately and, in any event, prior to the expiry of the Option Period.

Section 4.5	Issue of Available Securities to Shareholders and Third Parties.
(1)	The Available Securities to be issued, if any, shall be allocated firstly among those Shareholders who have elected to subscribe for Available Securities in accordance with the Specified Percentages set forth in their Subscription Notices. Such Shareholders shall purchase an amount of Available Securities equal to the product obtained by multiplying the number of Available Securities by their respective Specified Percentages, unless the sum of the Specified Percentages (the “Total Percentage”) exceeds one hundred per cent (100%).

(2)	If the Total Percentage exceeds one hundred per cent (i) the Specified Percentage of each such Shareholder shall be reduced to an amount equal to the product obtained by multiplying the Specified Percentage specified by such Shareholder in its Subscription Notice by a fraction, the numerator of which is one hundred per cent (100%) and the denominator of which is the Total Percentage, (ii) the Subscription Notices shall be deemed to be amended accordingly, and (iii) such Shareholders shall purchase an amount of Additional Securities equal to the product obtained by multiplying the number of Additional Securities by their respective Specified Percentages as so revised.

(3)	If the Total Percentage is less than one hundred (100%) per cent or if no Shareholder has elected to subscribe for Available Securities, then during the ninety day period following the expiry of the Option Period, the Company shall be entitled to allot and issue any Available Securities to any Person or Persons at the same or a higher price (in cash) and otherwise upon the same terms and conditions as were set forth in the Offering Notice relating to such Offered Securities.

(4)	If the issue of all of such Available Securities to such Person or Persons is not completed by the Company within such ninety day period, the Company shall, before allotting and issuing the Available Securities to any Person, again comply with the provisions of Section 3.2, Section 4.3, Section 4.4 and Section 4.5.

ARTICLE 5
SHARE OWNERSHIP AND RESTRICTIONS ON TRANSFER

Section 5.1	Restrictions on Transfer.
(1)	No Shareholder shall Transfer any of the Shares owned by it except to Persons and in the manner expressly permitted in the Articles and this Agreement. Any attempted Transfer of Shares made in violation of this Agreement shall be null and void. Neither the Board of Directors nor the Shareholders shall approve or ratify any Transfer of Shares made in contravention of this Agreement and the Company shall not permit any such Transfer to be recorded on the share register of the Company maintained for the Shares.

Section 5.2	Permitted Transferees.
(1)	Subject to the provisions of this Section 5.2, each Shareholder (a “Transferor”) shall be entitled, upon prior written notice to the Company and the other Shareholders, to Transfer the whole of its Shares to any Permitted Transferee of the Transferor. No such Transfer shall be or become effective until the Permitted Transferee executes and delivers to the Company a counterpart copy of this Agreement or a written agreement in form and substance satisfactory to the other Parties agreeing to be bound by the terms and conditions of this Agreement. No such Transfer shall release or discharge the Transferor from any of its liabilities or obligations under this Agreement until it becomes effective and then only to the extent provided in this Agreement. In the event the Permitted Transferee is a Person Controlled by the Transferor, the Transferor shall assume all of the obligations of a Principal under this Agreement.

(2)	The Transferor shall, at all times after the transfer of Shares to a Permitted Transferee, (i) be jointly and severally liable with the Permitted Transferee for the observance and performance of the covenants and obligations of the Permitted Transferee under this Agreement, (ii) cause the Permitted Transferee to remain an eligible transferee of the Transferor so long as the Permitted Transferee shall have any registered or beneficial interest in the Shares, and (iii) indemnify the other Parties against any loss, damage or expense incurred as a result of the failure by the Permitted Transferee to comply with the provisions of this Agreement.

Section 5.3	Encumbering Shares.
(1)	At any time and from time to time, but subject to the provisions of this Section 5.3, any Shareholder (a “Debtor”) may grant a Lien on all but not less than all of the Shares held by it, directly or indirectly (the “Pledged Shares”), to a Canadian chartered bank, trust company or other similar recognized and reputable Canadian financial institution (a “Secured Party”) as security for any bona fide Debt of the Shareholder.

(2)	As a condition precedent to any such transaction, the Secured Party shall first enter into an undertaking in favour of the Parties other than the Debtor pursuant to which the Secured Party shall acknowledge that (i) its interest in the Pledged Shares is subject to this Agreement and the rights of the Shareholders under this Agreement; (ii) until the happening of an event of default or a demand for repayment, the Pledged Shares shall continue to be registered on the books of the Corporation in the name of the Debtor and the Debtor shall be entitled to exercise all of the rights in relation to the Pledged Shares conferred under the Act, this Agreement or otherwise (including voting rights), and (iii) if the Secured Party commences enforcement proceedings with respect to the Pledged Shares following Default by the Debtor, it shall be bound by the provisions of this Agreement to the same extent and as fully as though the Secured Party were a signatory to it in respect of this Section 5.3 and any Sale Transaction or Transfer.

(3)	If the Secured Party notifies the Debtor of its intention to commence enforcement proceedings with respect to the Pledged Shares following a default by the Debtor or a demand for repayment of its Debt, the Secured Party shall contemporaneously with its notification to the Debtor deliver a copy of such notice to the Company. If, within a period of ten days following the date of delivery of such notice by the Secured Party, the Debtor has not satisfied its indebtedness and obligations owing to the Secured Party in full, the Debtor shall be deemed to be an Inactive Shareholder and the Secured Party shall be obliged to sell, and the other Shareholders or the Company, as the case may be, shall be entitled to purchase the Pledged Shares in accordance with the provisions of Article 8, mutatis mutandis, as if all references therein to the Inactive Shareholder were references to the Secured Party.

(4)	If the other Shareholders elect not to purchase or cause the Company to purchase the Pledged Shares pursuant to Article 8, the Secured Party shall be entitled to dispose of the Pledged Shares to a third party if party executes and delivers to the Company a counterpart copy of this Agreement or a written acknowledgement to be bound by the terms and conditions of this Agreement in the form of Schedule 2.5 to this Agreement or such other form as may be acceptable to the Company and otherwise complies with the provisions of Article 6.

(5)	Notwithstanding any disposition of the Pledged Shares by the Secured Party to the Shareholders, the Company or otherwise, the Debtor shall continue to be bound by any covenant given by it in or under this Agreement arising or occurring prior to the commencement of enforcement proceedings by the Secured Party.

Section 5.4	Covenant Against Transfer by Principals.
(1)	Subject to paragraph 5.4(2) and paragraph 5.4(3), each Principal covenants and agrees with the other Parties that it shall not:

(a)	Transfer any of the securities in the capital of the Shareholder of which it is Principal to any other Person;

(b)	Approve, or cause, permit or suffer the approval of, any Transfer by any other Person of any securities in the capital of such Shareholder to any Person other than the Principal; or

(c)	Cause, permit or suffer such Shareholder to issue any additional securities to any Person other than the Principal;

if, as a result of any such Transfer or issuance of securities, there would be a Change of Control of the Shareholder unless all of the Parties have provided their prior written consent to the transfer or issuance.

(2)	Each Principal shall be entitled, upon prior written notice to the Company and the Shareholders, to Transfer the whole of the securities of the Shareholder of which it is Principal to any Permitted Transferee of the Principal. No such Transfer shall be or become effective until the Permitted Transferee executes and delivers to the Company a counterpart copy of this Agreement or a written acknowledgement to be bound by the terms and conditions of this Agreement in the form attached as Schedule 2.5 to this Agreement or such other form as may be acceptable to the Company. No such Transfer shall release or discharge the transferor from any of its liabilities or obligations under this Agreement until it becomes effective and then only to the extent provided in this Agreement.

(3)	Upon the death of a Principal, the securities held by him or her in the capital of a Shareholder may pass to his or her estate or to a Permitted Transferee of the Principal. However, no such transfer shall be or become effective until the Personal Representative or the Permitted Transferee, as the case may be, executes and delivers to the Company a counterpart copy of this Agreement or a written acknowledgement to be bound by the terms and conditions to this Agreement in the form attached as Schedule 2.5 to this Agreement or such other form as may be acceptable to the Company.

(4)	Neither the Board of Directors nor the Company shall recognize any direction, instruction or notice from any Person who, together with its Associates and Affiliates, acquires Control of a Shareholder as a result of a Transfer or issuance of securities of the Shareholder made in contravention of this Agreement.

(5)	From and after the date of an attempted Transfer or issuance made in contravention of this Agreement, all rights of the Shareholder whose securities have been transferred or issued shall be suspended and inoperative and no Person shall be entitled to vote the Shares of such Shareholder or receive dividends or other distributions until the Transfer or issuance of securities of the Shareholder is rescinded by the transferor and transferee of such securities or the Shareholder and the subscriber for such securities, as the case may be.

Section 5.5	Deemed Consent under Articles.

Each of the Parties (i) consents to a transfer of Shares made in accordance with this Agreement, (ii) agrees that such consent shall satisfy any restriction on the transfer of the Shares contained in the Notice of Articles or Articles and that no further consent shall be required pursuant to the Notice of Articles or Articles for any such transfer.

Section 5.6	Private Issuer Restrictions.
(1)	Notwithstanding any other provision in this Agreement, the number of Shareholders shall be limited to 50 Persons and, without limiting the generality of the foregoing:

(a)	the Company shall not sell any additional Shares either (i) to any member of the public or (ii) if such issuance and sale would result in the number of Shareholders exceeding 50; and

(b)	no Shareholder shall be entitled to Transfer any Shares where such Transfer would result in the number of Shareholders exceeding 50.

(2)	For the purposes of this Section 5.6, in determining how many Shareholders there are at any time, (i) two ore more joint registered owners of Shares shall be counted as one beneficial owner; and (ii) employees and former employees of the Company or any of its Affiliates shall not be counted.

ARTICLE 6
TRANSFERS TO THIRD PARTIES; RIGHT OF FIRST REFUSAL

Section 6.1	Offer
(1)	No sale, transfer or other disposition by any Shareholder of any Shares to any Person other than a Permitted Transferee shall be effected except in compliance with this Article.

(2)	Subject to paragraph 6.1(4), if any Shareholder (the “Offeror”) desires to sell all but not less than all the Shares owned by it (the “Purchased Shares”), the Offeror shall, by notice in writing to the other Shareholders (the “Offerees”) make an offer (the “Offer”) to sell the Purchased Shares to the Offerees for the price per share set out in the Offer, payable in cash on Closing and otherwise on and subject to any other terms and conditions of the Offer.

(3)	Each Offeree shall have a period of thirty days from the date the Offer is received (the “Offer Period”) to accept the Offer in writing, and each Offeror who accepts such Offer shall specify whether the Offeree (i) wishes to accept the Offer on the condition that it is able to purchase all of the Purchased Shares, (ii) wishes to accept the Offer on the condition that it is able to purchase only its rateable portion of the Purchased Shares, or (iii) wishes to accept the Offer and is prepared to purchase all of the Purchased Shares or only its rateable portion, depending on the response of the other Shareholders.

Section 6.2	Acceptance of Offer
(1)	If the Offer is accepted by all of the Offerees within the Offer Period and all Offerees have indicated their willingness to purchase only their rateable portion of the Purchased Shares, then the Offeror shall sell and the Offerees shall purchase the Purchased Shares upon the terms and conditions contained in the Offer. In such case, the Offerees shall purchase the Purchased Shares from the Offeror rateably based on the proportions that the number of Shares of each Offeree is to the total number of Shares held by all Offerees, but such Offerees may agree in writing to purchase the Purchased Shares in different proportions and such purchase may be made by any of the Offerees jointly or by any one of them alone.

(2)	If the Offer is accepted by one of the Offerees within the Offer Period and such Offeree has indicated its willingness to purchase all of the Purchased Shares, and the other Offerees have either not accepted the Offer or have accepted the Offer on the condition that they are able to purchase only their rateable portion of the Purchased Shares, then the Offeror shall sell and the first Offeree shall purchase the Purchased Shares on the terms and conditions contained in the Offer.

(3)	The closing of the transaction of purchase and sale pursuant to the Offer (a “Sale Transaction”) shall take place at the Place of Closing at the Time of Closing on the date which is thirty days after the expiry of the Offer Period (the “Date of Closing”). The Sale Transaction shall be effected in accordance with the general sale provisions of Article 9.

Section 6.3	Third Party Sale.
(1)	If no Offeree accepts the Offer during the Offer Period or if all of the Offerees accept the Offer on the condition that it is able to purchase all of the Purchased Shares, then, subject to the provisions of this Section 6.3 and Section 6.4 and Section 6.5, the Offeror shall be entitled, within a period of ninety days after the expiry of the Offer Period, to sell the Purchased Shares to a Person dealing at arm's length with the parties (the “Buyer”) in accordance with an agreement (the “Third Party Offer”) which provides for a price not less than the price set forth in the Offer and other terms not more favourable to the Buyer than the terms and conditions of the Offer.

(2)	The Board of Directors before consenting to the transfer of the Purchased Shares to the Buyer shall be entitled to require proof that the sale to the Buyer took place in accordance with the Third Party Offer and the Board of Directors shall refuse to permit the recording of the transfer of the Purchased Shares if they have reason to believe that the Sale Transaction was completed otherwise than in accordance with the provisions of the Third Party Offer.

(3)	No disposition to any Buyer pursuant to any Third Party Offer shall be valid or effective until the Buyer shall have executed a counterpart copy of this Agreement or a written acknowledgement to be bound by the terms and conditions of this Agreement in the form attached as Schedule 2.5 to this Agreement or such other form as may be acceptable to the Company.

(4)	Contemporaneously with the completion of the transaction of purchase and sale under the Third Party Offer, (i) the Offeror shall (y) repay any indebtedness owing by it to the Company, and (z) repay any indebtedness owing by it to the Other Shareholders under this Agreement (ii) purchase any Shareholder Loans owed by the Company to the Offeror and, (iii) the Company shall repay in full any Shareholder Loans owed by the Company to the Offeror.

Section 6.4	Piggy-Back Rights.
(1)	If an Offeror is entitled and proposes to sell its Shares in accordance with the Third Party Offer pursuant to Section 6.3 and if the sale of the Purchased Shares would result in a change of Control of the Company, the Offeror shall, at least thirty days prior to the date specified for completion of the Third Party Offer, give notice in writing (a “Disposition Notice”) to the Offerees.

(2)	Each Offeree shall have the right, exercisable within ten days after receipt of a Disposition Notice, upon notice in writing to the Offeror and the Buyer (the “Piggy-back Notice”), to require the Buyer to purchase all but not less than all of the Shares held by such Offeree, at the time of completion of, and upon the same terms and conditions as those contained in, the Third Party Offer.

(3)	If any Offeree gives a Piggy-back Notice to the Offeror and the Buyer within such period, then the Offeror shall be entitled to sell the Purchased Shares to the Buyer pursuant to the Third Party Offer only if such Buyer also offers to purchase from the Offeree all of the Shares held by the Offeree, conditional upon the completion of the transaction of purchase and sale contemplated in the Third Party Offer.

(4)	The Shareholders who have accepted or been deemed to have accepted an offer under this Section 6.4 shall be the “Vendor” and the Shareholders who have elected or are required to purchase Shares under this Section 6.4 shall be the “Purchaser”.

Section 6.5	Carry-Along Requirement.
(1)	If any of the Shareholders receive a bona fide offer (a “Take-Over Bid”) from a third party (the “Bidder”) dealing at arms-length with them which they wish to accept and if the Take-Over Bid contains a provision to the effect that the Bidder will complete the sale contemplated by the Take-Over Bid only if the Bidder acquires all of the issued and outstanding Shares, the recipient Shareholder (the “Bid Recipient”) will immediately advise the Other Shareholders of the Take-Over Bid. If Shareholders holding not less than 75% of the Shares wish to accept the Take-Over Bid, such Shareholders shall have the right to require the Other Shareholders on ten days' notice in writing (a “Compulsory Sale Notice”) to sell all of the Shares held by them to the third party pursuant to the terms of the Take-Over Bid.

(2)	If the Shareholders give a Compulsory Sale Notice to the Other Shareholders then each of them shall be obligated to sell all of the Shares held by it, upon the terms specified in the Take-Over Bid to the Bidder, conditional upon the completion of the transaction of purchase and sale contemplated in the Take-Over Bid.

(3)	Each Shareholder acknowledges that in the event that it receives a Compulsory Sale Notice and it fails to execute or cause to be executed all such agreements and documents as may be necessary under the Act, the Articles, or otherwise to enable the Shares held by it, to be sold to the Bidder as provided in this Section 6.5, the Bid Recipient and the Other Shareholders who have sent the Compulsory Sale Notice may, and each Shareholder irrevocably constitutes and appoints any other Shareholder who complies with this Section 6.5 as the true and lawful attorney for such Shareholder with full power of substitution in the name of and on behalf of such Shareholder, with no restriction or limitation in that regard and declaring that such power of attorney may be exercised during any subsequent legal incapacity on its part, to execute and deliver all such agreements and documents as may be necessary to permit the sale of such Shares to the Bidder to be completed as provided in this Agreement and reflected on the books of the Company. This power of attorney shall not be revoked or terminated by any act or thing unless this Agreement is terminated or unless such Shareholder ceases to be bound by the provisions of this Agreement.

Section 6.6	Re-Application of Provisions.

If a sale of the Purchased Shares to the Buyer pursuant to the Third Party Offer is not completed within the ninety-day period referred to in paragraph 6.3(1), no sale of the Purchased Shares shall be made without the Offeror again complying with the terms of this Article.

ARTICLE 7
TRANSFERS TO OTHER SHAREHOLDERS; COMPULSORY BUY-SELL PROVISION

Section 7.1	Offer to Purchase.
(1)	If any Shareholder (the “Offering Shareholder”) desires to purchase the Shares owned by the remaining Shareholders (the “Remaining Shareholders”), the Offering Shareholder shall make an offer (the “Shotgun Offer”) in writing to the Remaining Shareholders to purchase all, but not less than all, of the Shares owned by the Remaining Shareholders. The Offering Shareholder shall specify in the Shotgun Offer the terms of the purchase and sale including the price (the “Shotgun Price”) to be paid for the Shares owned by each of the Remaining Shareholders.

(2)	The Shotgun Price shall not be less than the book value of the Shares. The Remaining Shareholders or any of them shall be entitled, at their option, exercisable within a period of ten days following receipt of such Shotgun Offer, to request the Valuator to determine the book value of the Shares. The Valuator shall deliver a certificate as to the book value of each class of Shares immediately following receipt of such a request. In the event the book value of the Shares exceeds the aggregate Shotgun Price, each Shotgun Price set forth in the Shotgun Offer shall be deemed to be increased to an amount equal to the book value of the Shares owned by the Remaining Shareholders.

Section 7.2	Acceptance or Counteroffer by Remaining Shareholders.
(1)	Within twenty-one days after the later of the receipt by the Remaining Shareholders of the Shotgun Offer pursuant to paragraph 7.1(1), or the delivery of a certificate by the Valuator to the Remaining Shareholders pursuant to paragraph 7.1(2), each Remaining Shareholder shall advise the Offering Shareholder in writing either:

(a)	That the Remaining Shareholder accepts the Shotgun Offer on the terms and conditions set out in the Shotgun Offer; or

(b)	That the Remaining Shareholder elects to purchase Shares owned by the Offering Shareholder on the terms and conditions set forth in the Shotgun Offer, mutatis mutandis, in which case the Remaining Shareholder shall specify whether it (i) elects to make such purchase on the condition that it is able to acquire all of such Shares, (ii) elects to make such purchase on the condition that it is able to acquire only its rateable portion of such Shares, or (iii) elects to make such purchase and is prepared to purchase all of such Shares or only its rateable portion, depending on the response of the other Shareholders.

(2)	If all Remaining Shareholders elect to purchase the Shares of the Offering Shareholder and each is prepared to purchase its rateable portion, or if only one Remaining Shareholder has both elected to purchase such Shares and is prepared to purchase all such Shares, then (i) it or they shall be conclusively deemed to have made an offer to purchase the Shares of the Offering Shareholder on the terms and conditions, including the Shotgun Price, set out in the Shotgun Offer, mutatis mutandis, and the Offering Shareholder shall be conclusively deemed to have accepted such offer of the Remaining Shareholders, and (ii) where all Remaining Shareholders have made such election, each Remaining Shareholder shall purchase from the Offering Shareholder its rateable portion of such Offering Shareholder's Shares based on the proportion that the number of Shares of the Remaining Shareholder is of the total number of Shares held by Remaining Shareholders (but such Remaining Shareholders may agree among themselves in writing to purchase the Shares of the Offering Shareholder in different proportions and such purchase may be made by any of the Remaining Shareholders jointly or by any one of them alone).

(3)	If (i) all Remaining Shareholders accept the Shotgun Offer, (ii) all Remaining Shareholders elect to purchase the Offering Shareholder's Shares only on the condition that each is able to purchase all such Shares, (iii) no Remaining Shareholder is prepared to purchase all such Shares, or (iv) the Remaining Shareholders fail to advise the Offering Shareholder in writing within the period specified in paragraph 7.2(1) of their intention to purchase the Shares of the Offering Shareholder, then (v) the Remaining Shareholders shall be conclusively deemed to have accepted the Shotgun Offer to purchase their Shares on the terms and conditions set out in the Shotgun Offer, and (vi) the Offering Shareholder shall purchase from each Remaining Shareholder its Shares.

Section 7.3	Purchase Price.

The purchase price for the Shares of the Shareholder who has accepted or been deemed to have accepted an offer under Section 7.2 (the “Purchased Shares”) shall be an amount equal to the Shotgun Price (the “Purchase Price”).

Section 7.4	Closing.

The purchase and sale of the Purchased Shares resulting from the acceptance or deemed acceptance of the offer pursuant to Section 7.2 (a “Sale Transaction”) shall be completed at the Time of Closing and the Place of Closing on the date which is thirty days following the date of such acceptance or deemed acceptance (the “Date of Closing”). The Sale Transaction shall be effected in accordance with the general sale provisions set forth in Article 10.

Section 7.5	Proceeds of Subsequent Sale.

If (i) any Shareholder (the “Selling Shareholder”) sells Shares to any other Shareholders (the “Purchasing Shareholders”) pursuant to this Article 7, and (ii) at any time within ninety days of the completion of such sale (the “First Sale”), the Purchasing Shareholders or any of them accept an offer (the “Subsequent Offer”) to purchase their Shares or any of them at an amount that is greater than the Shotgun Price, then immediately following the completion of the transaction of purchase and sale of Shares pursuant to the Subsequent Offer, the Purchasing Shareholders shall pay to each Selling Shareholder an amount equal to the amount in excess of the Shotgun Price that such Selling Shareholder would have received if the Selling Shareholder had sold its Shares pursuant to the Subsequent Offer.

Section 7.6	Intervening Death.

If a Shareholder becomes an Inactive Shareholder before the Time of Closing of a Sale Transaction pursuant to the provisions of this Article 7 as a result of the death of the Shareholder or its Principal, the provisions of Article 9 shall apply and the provisions of this Article (except for this section) shall be suspended until completion of the Sale Transaction contemplated by Article 8.

ARTICLE 8
CESSATION OF INVOLVEMENT IN THE COMPANY

Section 8.1	Inactive Shareholders.
(1)	A Shareholder shall be deemed to be an Inactive Shareholder immediately following the occurrence of any of the following events (each a “Triggering Event”):

(a)	If the Shareholder or a Principal of the Shareholder dies or has been declared missing for a period in excess of six months;

(b)	If the Shareholder or a Principal of the Shareholder becomes incapable by reason of illness, disease, or other mental or physical disability for (i) a period of six consecutive months of discharging the usual duties of its business or employment, or (ii) for two hundred and seventy days in the aggregate during any period of three hundred and sixty-five consecutive days;

(c)	If the Shareholder or a Principal of the Shareholder is determined by a court of competent jurisdiction to be unable to manage its own affairs;

(d)	If the Shareholder or a Principal of the Shareholder has been convicted of any criminal offence by a court of final and competent jurisdiction and has been sentenced to imprisonment for a period aggregating in excess of thirty days;

(e)	If the Shareholder or a Principal of the Shareholder has been convicted of a criminal offence involving moral turpitude, including, without limitation, theft, fraud, embezzlement, forgery, misappropriation or wilful misapplication or of an offence of a similar character involving dishonest acts;

(f)	Upon the expiry of the time period referred to in Section 4.4, in the event of the non-compliance by the Shareholder with its provisions;

(g)	Upon the expiry of the time period referred to in Section 5.3 in the event a Secured Party commences enforcement proceedings with respect to the Pledged Shares and its Debt is not repaid within such time period;

(h)	If the Shareholder or a Principal of the Shareholder is declared bankrupt or makes a proposal in bankruptcy or becomes the subject of bankruptcy or other similar proceedings; or

(i)	If the Shareholder or a Principal of the Shareholder makes an assignment for the benefit of creditors or otherwise acknowledges its insolvency.

(2)	Each Shareholder or Principal, or in the case of death, incapacity or continuing status as a missing person, its executor, administrator, or other legal or personal representative (each being a “Representative”), shall give notice in writing to the Company promptly following the occurrence of a Triggering Event.

(3)	From and after the date that a Shareholder becomes an Inactive Shareholder, the votes of such Shareholder shall be excluded for purposes of determining whether a decision, action or matter has been approved whether by Ordinary Resolution, Special Resolution or otherwise.

Section 8.2	Irrevocable Option to Purchase Shares of Inactive Shareholder.
(1)	Each Shareholder grants to the other Shareholders an irrevocable option (which option shall not be revoked by the death of the Shareholder or its Principal) (the “Purchase Option”), exercisable in the event that it becomes an Inactive Shareholder, to purchase all but not less than all of the Shares held by it (the “Purchased Shares”), provided that such Purchase Option shall not apply to any Shares of a deceased Shareholder or any securities of a corporate Shareholder following the death of its Principal that are bequeathed by such Shareholder or Principal upon his or her death to, or otherwise devolve absolutely upon, a Permitted Transferee which has complied with the provisions of Section 5.2 or Section 5.4, as the case may be, within ninety days following the death of the Shareholder or Principal.

(2)	The Company shall deliver a notice to each Shareholder other than the Inactive Shareholder (the “Other Shareholders”) immediately following the receipt of notice of, or otherwise becoming aware of, a Triggering Event. The Purchase Option shall be exercisable by the Other Shareholders at any time within thirty days following receipt of notice of the Triggering Event (the “Exercise Period”) upon notice in writing (the “Exercise Notice”) to the Inactive Shareholder or its Representative and the Company.

(3)	If the Other Shareholders elect to exercise the Purchase Option, they shall be entitled to purchase the Purchased Shares pro rata in the proportion that each of their holdings of Shares bears to the total number of Shares held by the Remaining Shareholders or in such other proportions as the Other Shareholders may mutually agree and such purchase may be made by one or more Other Shareholders jointly or by any one of them alone. The Other Shareholders shall also be entitled, at their sole option, exercisable by Ordinary Resolution (excluding for such purposes the Shares owned by the Inactive Shareholder) within the Option Period, to require the Company to purchase the Purchased Shares for cancellation by designating the Company as the Party entitled to purchase the Purchased Shares. The Other Shareholders shall specify the manner in which such Purchased Shares are to be acquired in the Exercise Notice and the Party or Parties so specified shall be the Purchaser. If the Other Shareholders who have elected to exercise the Purchase Option cannot agree on the manner in which the Purchased Shares are to be acquired, the Purchase Option shall expire twenty-five days after delivery of the Exercise Notice.

Section 8.3	Compulsory Purchase by Company.

If a Shareholder becomes an Inactive Shareholder pursuant to paragraph 8.1(1)(a) and the Other Shareholders do not exercise the Purchase Option or require the Company to purchase the Purchased Shares pursuant to Section 8.2, the Inactive Shareholder or its Representative shall have the right, upon notice to the Company (the “Compulsory Purchase Notice”) within thirty days following the expiry of the Exercise Period (the “Compulsory Purchase Period”), to require the Company to purchase the Purchased Shares.

Section 8.4	Purchase Price for Shares.

The purchase price (the “Purchase Price”) for the Purchased Shares of the Inactive Shareholder (the “Vendor”) shall be the product obtained by multiplying the number of Purchased Shares and the Fair Market Value of the Shares determined in accordance with the provisions of Article 9.

Section 8.5	Closing.
(1)	The closing of a transaction of purchase and sale contemplated by this Article 8 (a “Sale Transaction”) shall take place at the Place of Closing at the Time of Closing on the date (the “Date of Closing”) which shall, unless the Vendor and Purchaser otherwise agree, be the latest of:

(a)	The date of which is ninety days after the relevant Triggering Event;

(b)	The date which is seven days following the receipt of all necessary governmental releases or approvals required to be obtained in order to effect a valid transfer of the Purchased Shares (and the Parties covenant and agree to use their best efforts to obtain such consents, releases or approvals);

(c)	The date which is thirty days after the Purchase Price is finally determined in accordance with the provisions of Article 10; and

(d)	If the Shareholder becomes an Inactive Shareholder because of the death of the Shareholder or its Principal and Company is the Purchaser, the date which is ten days following the date upon which the Company receives the proceeds of insurance, if any, payable on the life of the deceased Shareholder or Principal.

(2)	The Sale Transaction shall be effected in accordance with the general sale provisions of Article 9.

Section 8.6	No Sale.

Notwithstanding any designation of the Company as Purchaser under paragraph 8.2(3) or the provision of Section 8.3, the Company shall not complete any Sale Transaction contemplated by this Article 8 if, at the Time of Closing, the purchase of the Purchased Shares by the Company is prohibited by the Act or otherwise by Law.

ARTICLE 9
PROCEDURE FOR SALE OF SHARES

Section 9.1	Application of Sale Provisions.
(1)	Except as may otherwise be expressly provided in this Agreement, the provisions of this Article shall apply to any sale of Shares between or among Shareholders, any sale of Shares by a Shareholder to a third party pursuant to Article 6 or, to the extent applicable, between Shareholders and the Company pursuant to the provisions of this Agreement.

(2)	For the purpose of this Article , the terms “Vendor”, “Purchaser”, “Date of Closing”, “Time of Closing”, “Purchase Price” and “Purchased Shares” with respect to any Sale Transaction shall have the meanings specified in Articles 5, 6, and 7, as the case may be.

Section 9.2	Obligations of Vendor.

At or prior to the Time of Closing, the Vendor shall:

(a)	Assign and transfer to the Purchaser the Purchased Shares and deliver the share certificate(s) representing the Purchased Shares duly endorsed for transfer to the Purchaser or as directed by it;

(b)	Do all other things required in order to deliver good and marketable title to the Purchased Shares to the Purchaser free and clear of any Liens whatsoever;

(c)	Deliver to the Company and the Purchaser all necessary documents (which documents shall be in form and substance reasonably satisfactory to the solicitors for the Purchaser) required to transfer to the Purchaser the indebtedness of the Company and the other Shareholder to the Vendor or to otherwise comply fully with the intent of this Agreement;

(d)	Deliver to the Company a release by the Vendor of all claims against the Company and its successors and assigns with respect to any matter or thing up to and including the Time of Closing, except for any claims which might arise out of the Sale Transaction, in the form of Schedule 9.2(d); and

(e)	Either provide the Purchaser with evidence reasonably satisfactory to the Purchaser that the Vendor is not then a non-resident of Canada within the meaning of the Income Tax Act (Canada) or provide the Purchaser with a certificate pursuant to subsection 116(2) of the Income Tax Act (Canada) with a certificate limit in an amount not less than the Purchase Price for the Purchased Shares.

Section 9.3	Release of Guarantees etc.

If, at the Time of Closing, the Vendor, a Principal of the Vendor or any other Person for and on behalf of the Vendor, shall have any guarantees, securities or covenants lodged with any Person to secure any indebtedness, liability or obligation of the Company or the remaining Shareholders, then the remaining Shareholders shall use their best efforts to deliver up or cause to be delivered up to the Vendor or cancel or cause to be cancelled all of such guarantees, securities and covenants at the Time of Closing. If, notwithstanding such best efforts, the delivery up or cancellation of any such guarantee, security or covenant is not obtained, the remaining Shareholders shall deliver to the Vendor, the Principal and such other Person an indemnity in writing, in form reasonably satisfactory to counsel for the Vendor, indemnifying them against any and all claims, losses, costs or damages which may be or which shall have been paid, suffered or incurred by them with respect to the guarantee, security or covenant.

Section 9.4	Deliveries to Vendor.

At or prior to the Time of Closing, the Company shall deliver to the Vendor a release by the Company of all its claims against the Vendor and its successors and assigns with respect to any matter or thing arising as a result of the Vendor being a Shareholder, except for any claims which might arise out of the Sale Transaction, in the form of Schedule 9.4.

Section 9.5	Repayment of Debts.

If, at the Time of Closing, the Company is indebted to the Vendor in an amount recorded on the books of the Company and verified by the Accountant, the Company shall repay such amount to the Vendor at the Time of Closing. If, at the Time of Closing, the Vendor is indebted to the Company in an amount recorded on the books of the Company and verified by the Accountant, the Vendor shall repay such amount to the Company at the Time of Closing and, if the Vendor fails to make such repayment, the Purchaser shall be required to pay the amount of such indebtedness to the Company from the Purchase Price and the amount of the Purchase Price payable to the Vendor shall be reduced accordingly.

Section 9.6	Payment of Purchase Price.

Unless otherwise agreed in the Sales Transaction and permitted by this Agreement, the Purchase Price (less an amount withheld equal to the face amount of any indebtedness of the Vendor to the Company or the other Shareholders) shall be paid by the Purchaser in full by cash or bank draft at the Time of Closing.

Section 9.7	Non-compliance with Conditions.

If at the Time of Closing (i) the Purchased Shares are not free and clear of all Liens, or (ii) evidence or a certificate referred to in paragraph 9.2(f) is not provided, the Purchaser may, without prejudice to any other rights which it may have, purchase the Purchased Shares subject to such Liens or in the absence of such evidence or certificate, and, in that event, the Purchaser shall, at the Time of Closing, (iii) assume all obligations and liabilities with respect to such Liens, and (iv) make the payment of tax required under Section 116 of the Income Tax Act (Canada), as the case may be; and in each such case the Purchase Price payable by the Purchaser for the Purchased Shares shall be satisfied, in whole or in part, as the case may be, by such assumption or payment and the amount so assumed or paid shall be deducted from the Purchase Price payable at the Time of Closing.

Section 9.8	Non-Completion by Vendor.
(1)	If, at the Time of Closing, the Vendor fails to complete the Sale Transaction, the Purchaser shall have the right, if not in default under this Agreement, without prejudice to any other rights which it may have, make payment of the Purchase Price payable to the Vendor at the Time of Closing by depositing such amount to the credit of the Vendor in the main branch of the Company's bankers in Trail, British Columbia. Such deposit shall constitute valid and effective payment of such amount to the Vendor irrespective of any action the Vendor may have taken to transfer or grant of Lien on the Purchased Shares. If the Purchase Price has been so paid, then from and after the date of deposit, the Sales Transaction shall be deemed to have been full completed and all right, title, benefit and interest, both at law and in equity and to the Purchased Shares shall conclusively be deemed to have been transferred to and become vested in the Purchaser and all right, title, benefit and interest, both at law and in equity, in and to the Purchased Shares of the Vendor or of any transferee or assignee of the Vendor shall cease and determine. The Purchaser shall also have the right to execute and deliver, on behalf of and in the name of the Vendor, such deeds, transfers, share certificates, resignations and other documents that may be necessary to complete the Sale Transaction and each Shareholder, to the extent it may be a Vendor irrevocably appoints any Shareholder who becomes a Purchaser in a Sale Transaction its attorney in that behalf, with no restriction or limitation in that regard and declaring that this power of attorney may be exercised during any subsequent legal incapacity on its part.

(2)	The Vendor shall be entitled to receive the amount deposited with the Company's bankers pursuant to paragraph 9.8(1) together with the releases and indemnities to which it may be entitled pursuant to Section 9.3 and Section 9.4 on delivery to the Purchaser of the documents referred to in Section 9.2 and in compliance with all other provisions of this Agreement.

Section 9.9	Non-Completion by Purchaser.
(1)	In addition to and without limiting any remedy that may be available at law or in equity to the Vendor, in the event that a person who is obligated to purchase Shares in accordance with this Agreement defaults in the performance of its obligation to complete such purchase, the Vendor may, at its option, by notice in writing to the defaulting person, terminate all its obligations relating to such purchase and, upon the giving of such notice in accordance with the provisions of this paragraph 9.9(1), such obligations shall be terminated without prejudice to the continued effectiveness of this Agreement.

(2)	If, at the Time of Closing, the Purchaser fails to complete a Sale Transaction, the Vendor (the “New Purchaser”) shall have the right (without prejudice to any other rights which it may have), at its option, exercisable within a period of thirty days following the Date of Closing of such Sale Transaction upon notice to the Purchaser (the “New Vendor”), to purchase from the New Vendor all the Shares owned by the New Vendor for an amount per Share equal to seventy-five per cent (75%) of the Purchase Price per Share payable pursuant to the Sale Transaction which the New Vendor has neglected or refused to perform, less all costs incurred by the New Purchaser in connection with the failure by the New Vendor to complete the Sale Transaction, and all references in the foregoing Sections of this Article to the “Vendor” and the “Purchaser” respectively shall be deemed to be references to the New Vendor and the New Purchaser respectively.

Section 9.10	Restriction on Business.

If the provisions of any of Articles 5, 6 or 7 become applicable, then from such date until the Time of Closing (as defined in the particular Article) the Shareholders shall not do nor permit to be done anything except that which is in the ordinary course of business of the Company.

Section 9.11	No Joint Liability.

For greater certainty, the Parties acknowledge and agree that where a Sale Transaction involves more than one Purchaser, the Purchasers in such Sale Transaction are not jointly liable for the payment of the Purchase Price for the Purchased Shares and any indebtedness purchased, but are only liable for their proportionate share.

Section 9.12	Consents.

The Parties acknowledge that the completion of any Sale Transaction shall be subject, in any event, to the receipt of all necessary governmental and regulatory consents and approvals to the transfer of Shares contemplated thereby.

ARTICLE 10
FAIR MARKET VALUE

Section 10.1	Purchase Price for Shares.

The provisions of this Article 10 shall apply with respect to any determination of Fair Market Value required to be made pursuant to this Agreement.

Section 10.2	Meaning of Fair Market Value.
(1)	For purposes of this Agreement, “Fair Market Value” means the price per Share, determined by the Valuator pursuant to this Article as of the relevant Valuation Date in respect of any Sale Transaction in two steps:

(a)	first, the Valuator shall determine the price per Share that would be received upon a sale of all of the issued and outstanding Shares in a single transaction determined in an open and unrestricted market between prudent parties, acting at arm's length and under no compulsion to act, and having reasonable knowledge of all relevant facts concerning the Company; and

(b)	second, the Valuator shall take into account the number of Shares held by the Vendor in such Sale Transaction relative to the total number of Shares issued and outstanding at that time only if such Sale Transaction relates to the sale of Control and shall apply to the price per Share determined pursuant to paragraph (a) a reasonable premium for Control, but shall not apply a minority discount to a Sale Transaction relating to the sale of a minority position, and in each case the resulting price per Share shall be the Fair Market Value for the purposes of such Sale Transaction.

In determining the Fair Market Value of the Shares, such Valuator shall be considered as an expert and shall not be construed as acting as an arbitrator within the meaning of the Commercial Arbitration Act (British Columbia).

(2)	The determination of the Fair Market Value of the Shares shall be made as if the Company were a “going concern” (except to the extent that market, financial, economic, business or other conditions shall dictate different criteria in the reasonable judgment of the Valuator). The value of the Shares shall not be diminished because (i) the Shares are not publicly traded, or (ii) the Company has lost the services of the Vendor (or of a Principal of the Vendor) in the case of a Sale Transaction resulting from the death or disability of a Shareholder or Principal. The proceeds of life insurance, if any, which are payable to the Company because of the death of a deceased Vendor shall not be taken into account in making such valuation.

Section 10.3	Estimate of Fair Market Value.
(1)	Immediately following the receipt of an Exercise Notice under paragraph 8.2(2), or a Compulsory Purchase Notice under Section 8.3, as the case may be, the Company shall instruct the Valuator to prepare and deliver to the Vendor and Purchaser, within a period of thirty days from the date of receipt of such instructions, a report setting forth the Valuator’s estimate as to the Fair Market Value of the Shares and the basis upon which such estimate has been calculated (the “Valuator’s Report”).

(2)	If the estimate of the Fair Market Value of the Shares set forth in the Valuator’s Report is acceptable to the Vendor and Purchaser and agreed to in writing within a period of ten days following the delivery of the Valuator’s Report to them, it shall become the Fair Market Value of the Shares for purposes of the Sale Transaction to which it relates.

(3)	The costs and expenses of the Valuator incurred in connection with preparation of the Valuator’s Report shall be paid by the Company.

ARTICLE 11
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 11.1	Representations and Warranties of Shareholders and Principals.

Each Shareholder and Principal severally represents and warrants to each other Party in respect of itself and acknowledges and confirms that such other Parties are relying on such representations and warranties in entering into this Agreement, that:

(a)	Title to Shares. The Shares set out opposite its name in paragraph 3.2(2) are owned by it as the registered and beneficial owner thereof with a good title thereto, free and clear of all Liens;

(b)	Authorized Capital. If such Shareholder is not an individual, (i) it is a company duly incorporated and existing under the laws of its jurisdiction of incorporation and has the corporate power to own the Shares set opposite its name in Exhibit A or Exhibit B hereto, as the case may be, and to enter into and perform its obligations under this Agreement, (ii) all of its issued and outstanding voting shares are owned beneficially and of record by the Principal identified opposite its name in Exhibit A or Exhibit B hereto, as the case may be, (iii) the only assets of such Shareholder are the Shares set out opposite its name in Exhibit A or Exhibit B hereto, as the case may be, and (iv) no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from such Principal of any of its shares, or for the purchase, subscription, allotment or issuance of any of the unissued shares in its capital of such Shareholder or of any other securities;

(c)	Validity of Agreement. If such Shareholder is not an individual, the execution, delivery and performance by it of this Agreement:

(i)	Have been duly authorized by all necessary corporate action on the part of such Shareholder;

(ii)	Do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected;

(iii)	Will not result in a breach of, or cause the termination or revocation of, any authorization, licence or permit held by a it or necessary to its ownership of the Shares; and

(iv)	Will not result in the violation of any Law;

(d)	Execution and Binding Obligation. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

(e)	Required Authorizations. There is no requirement to make any filing with, give any notice to, or obtain any authorization of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement; and

(f)	Residence. For tax purposes, it is considered to be resident in the jurisdiction set out below its name in Exhibit A or B, as applicable.

Section 11.2	Representations and Warranties of Corporation.

The Company represents and warrants to each other Party, and acknowledges and confirms that such other Parties are relying on such representations and warranties in entering into this Agreement, that:

(a)	Incorporation and Corporate Power. It is a corporation incorporated and existing under the laws of the Province of British Columbia and has the corporate power to own and operate its property, carry on the Business and enter into and perform its obligations under this Agreement;

(b)	Validity of Agreement. The execution, delivery and performance by the Company of this Agreement to which it is a party:

(i)	Have been duly authorized by all necessary corporate action on the part of the Company;

(ii)	Do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected;

(iii)	Will not result in a breach of, or cause the termination or revocation of, any authorization held by the Company or necessary to the operation of the Business; and

(iv)	Will not result in the violation of any Law;

(c)	Required Authorizations. There is no requirement to make any filing with, give any notice to, or obtain any authorization of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement;

(d)	Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

(e)	Authorized and Issued Capital. The authorized capital of the Company consists of 100,000,000 Class A Shares and 100,000,000 Class B Shares of which at this date, 1,344,000 Class A Shares and nil Class B Shares have been duly issued and are outstanding as fully paid and non-assessable;

(f)	No Other Agreements to Purchase. To the knowledge of the Company, no Person has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for (i) the purchase or acquisition of any of the Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of the Company; and

(g)	Corporate Records. The Notice of Articles and Articles are in full force and effect, unamended at this date. The Corporate Records are complete and accurate and all corporate proceedings and actions reflected in the Corporate Records have been conducted or taken in compliance with all applicable Laws and with the Articles. Without limiting the generality of the foregoing (i) the minute book contains complete and accurate minutes of all meetings of the directors and shareholders held since incorporation, (ii) the minute book contains all resolutions passed by the directors and shareholders, (iii) the register of shareholders and register of transfers are complete and accurate and all transfers have been properly completed and approved, and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers were properly elected or appointed, as the case may be. The Company has never been subject to, or affected by, any shareholders’ agreement other than this Agreement.

Section 11.3	Restrictions on Transfer of Shares.

In the case of a Shareholder which is not an individual, its Principal shall not sell, assign, transfer or grant any Lien or enter into any agreement or option to do so or permit the issuance of any shares in the capital of such Shareholder except a transfer as a result of his death such that such Principal would cease to Control such Shareholder. Upon the death of such Principal, the Shares of such Shareholder shall pass to his estate, which estate shall be bound hereby.

Section 11.4	Survival.

The representations, warranties and covenants of the Parties contained in this Article shall survive the execution and delivery of this Agreement and shall be deemed to be continuing with respect to each Party until it ceases to be bound by the provisions of this Agreement.

Section 11.5	Transfer of Property by Shareholder.

Each Shareholder and Principal agrees that:

(a)	Where, pursuant to any order of a court, property is required to be transferred from the Shareholder or Principal to a Spouse;

(b)	Such order does not require that Shares or securities of the Shareholder of which it is Principal be transferred to the Spouse; and

(c)	The value of the property that is required to be transferred from the Shareholder or Principal to the Spouse is less than the value of the property of the Shareholder or Principal other than the Shares, where the value of the property of the Shareholder or Principal other than the Shares is calculated net of all debts, liabilities and obligations of the Shareholder or Principal;

then such order shall be satisfied by the transfer to the Spouse of property of the Shareholder or Principal other than Shares or securities of the Shareholder of which it is Principal.

Section 11.6	Shares of Corporate Shareholders.

Each Principal agrees that, where pursuant to any order of a court, property is required to be transferred to the Spouse of the Principal and, for any reason whatsoever, the property to be transferred includes securities of the Shareholder of which it is Principal, the Principal shall use its best efforts to satisfy such order by the delivery of non-voting securities of the Shareholder to the Spouse. In the event that the Principal is unable to transfer only non-voting securities of the Shareholder to the Spouse, the Principal shall cause all of the Shares owned by the Shareholder to be transferred to a wholly-owned Subsidiary pursuant to Section 5.2.

ARTICLE 12
ARBITRATION

Section 12.1	Best Endeavours to Settle Disputes.

If any controversy, dispute, claim, question or difference (a “Dispute”) arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the Parties shall use their best efforts to settle the Dispute. To this end, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all Parties.

Section 12.2	Arbitration.

If the Parties do not reach a solution pursuant to Section 12.1 within a period of thirty days following the first notice of the Dispute by any Party to the others, then upon written notice by any Party to the other, the Dispute shall be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia) by a single arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within ten Business Days following delivery of the written notice to arbitrate, any Party may apply to a judge of the Supreme Court of British Columbia to appoint an arbitrator. The arbitrator shall be qualified by education and training to pass upon the particular matter to be decided. The arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within thirty days of the submission of the Dispute to arbitration. The arbitration shall take place in Vancouver, British Columbia. The arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all related matters. Judgment upon any award may be entered in any Court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be. All Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of the Province of British Columbia. The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

ARTICLE 13
MISCELLANEOUS

Section 13.1	Term of Agreement.
(1)	This Agreement shall come into force and effect on this date and shall terminate on the earlier of:

(a)	The date on which one Shareholder shall have acquired all of the issued and outstanding Shares;

(b)	The date on which this Agreement is terminated by written agreement of all the Parties ; and

(c)	The date on which all of the Shares are sold to a third party in compliance with this Agreement.

(2)	Notwithstanding the foregoing, the obligations of the Parties set out in Section 3.9 shall continue in full force and effect after termination of this Agreement.

(3)	The termination of this Agreement shall have no effect upon any obligation of a Party to make a payment for any Shares purchased pursuant to the provisions of this Agreement or to pay any other amounts owing by it under this Agreement prior to the date of such termination.

Section 13.2	Notices.
(1)	Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to any Shareholder, at the address and, if such Shareholder is not an individual, to the attention of the Person set out opposite such Shareholder’s name in Exhibit A or Exhibit B hereto, as the case may be;

(b)	to any Principal, at the address of such Principal set out below such Principal’s name in Exhibit A or Exhibit B hereto, as the case may be;

(c)	to the Company at:

Red Mountain Ventures G.P. Ltd.
2114 Columbia Avenue
P.O. Box 339
Rossland, B.C.
V0G 1Y0

Attention:	President
Facsimile:	(250) 362-7631

(2)	Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Vancouver time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the day it was sent (provided that if it was sent on a day which is not a Business Day, then it shall be deemed delivered on the Business Day following the date of transmission). Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

Section 13.3	Time of the Essence.

Time shall be of the essence of this Agreement.

Section 13.4	Publicity.

Any press release or public statement or announcement with respect to the matters referred to in this Agreement (a “Public Statement”) shall be made only with the prior written consent of the Company unless such Public Statement is required by Law, in which case the disclosing Party shall use its best efforts to obtain the approval of the Company as to the form, nature and extent of the disclosure.

Section 13.5	Third Party Beneficiaries.

The Parties intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any Person other than the Parties and no Person, other than a Party shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

Section 13.6	No Agency or Partnership.

Nothing contained in this Agreement shall make or constitute any Party, the representative, agent, principal or partner of any other Party and it is understood that no Party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other Party.

Section 13.7	Expenses.

Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement and the transactions contemplated in this Agreement shall be paid by the Party incurring such expenses.

Section 13.8	Amendments and Termination.

This Agreement may only be amended, supplemented or otherwise modified or terminated by (a) Special Resolution of the Class A Shareholders, (b) Special Resolution of the Class B Shareholders, and (c) the written consent of the Company, with all three of items (a), (b) and (c) being required in order to make any such amendment, supplement, modification or termination effective.

Section 13.9	Waiver.
(1)	No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

(2)	No failure on the part of a Party to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

Section 13.10	Entire Agreement.

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein and none of the Parties has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement.

Section 13.11	Successors and Assigns.
(1)	This Agreement shall become effective when executed by all the Parties and after that time shall be binding upon and enure to the benefit of the Parties and their respective successors, heirs, personal representatives and permitted assigns.

(2)	Except otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by any Party without the prior written consent of the other Parties unless (i) the assignor transfers all Shares owned by it to the assignee and such transfer is permitted under and completed in accordance with this Agreement, and (ii) the assignee agrees to be bound by this Agreement.

Section 13.12	Severability.

If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 13.13	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and each of the Parties irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising under this Agreement.

Section 13.14	Further Assurances.

Each of the Parties shall use reasonable efforts to take all such steps, execute all such documents and do all such acts and things as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

Section 13.15	Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Shareholders’ Agreement.

RED MOUNTAIN VENTURES G.P. LTD.

By:
Authorized Signing Officer

RED MOUNTAIN VENTURES INC.

By:
Authorized Signing Officer

Witness	Howard Katkov

Principal of: Red Mountain Ventures Inc.
Print Name

BLACKLOCK HOLDINGS INC.

By:
Authorized Signing Officer

Witness	Don Thompson

Principal of: Blacklock Holdings Inc.
Print Name

390594 ALBERTA LIMITED

By:
Authorized Signing Officer

Witness	Jim Greene

Principal of: 390594 Alberta Limited
Print Name

G. WISEMAN & ASSOCIATES LTD.

By:
Authorized Signing Officer

Witness	Gideon Wiseman

Principal of: G. Wiseman & Associates Ltd.
Print Name

HEPEAN, INC.

By:
Authorized Signing Officer

Witness	Philip J. Dowley

Principal of: HEPEAN, Inc.
Print Name

Witness	LAIRD CARMICHAEL

Print Name

Witness	KEVIN MAGNALL

Print Name

Witness	MARTY REED

Print Name

EXHIBIT A

Class A Shareholders

Name of Shareholder, its jurisdiction of incorporation (if applicable) and the name of its Principal (if applicable)	No. of Class A Shares Held

Red Mountain Ventures Inc., a Delaware corporation Principal: Howard Katkov	532,000

Blacklock Holdings Inc., a British Columbia corporation Principal: Don Thompson	266,000

390594 Alberta Limited Principal: Jim Greene	266,000

Gideon Wiseman	112,000

HEPEAN, Inc., a Delaware corporation Principal: Philip J. Dowley	126,000

Laird Carmichael	7,000

Kevin Magnall	7,000

Marty Reed	28,000

[TBA, at the discretion of the Board of Directors of the Company]	56,000

TOTAL:	1,400,000

EXHIBIT B

Class B Shareholders

Name of Shareholder, its jurisdiction of incorporation (if applicable) and the name of its Principal (if applicable)	No. of Class B Shares Held

no Class B Shares are issued and outstanding as of May 14, 2004

Schedule 1.1

Permitted Liens

See the Share Purchase Agreement dated the 19th day of December, 2003, between Michael Robbins, Hank Cuttell, Eric Skat-Petersen, Ollie Kokkinen, David Butt and the Estate of Glenn McMann, as Vendors, and the Company (then known as 677457 B.C. Ltd.), as Purchaser (the “Share Purchase Agreement”). The Permitted Liens for the purposes of the annexed Agreement consist of:

1.	“Permitted Encumbrances”, as defined in the Share Purchase Agreement.

2.	Any security which may be granted by the Company or any affiliate of the Company to the Canadian Imperial Bank of Commerce in connection with the assumption upon closing of the acquisition of RMR and Leroi (as defined in the Share Purchase Agreement) of the Assumed Debt (as defined in the Share Purchase Agreement) or any renegotiation by the Company of any loan agreement with such Bank or the security held by such Bank in respect of the debt owing by RMR and Leroi, respectively, to such Bank.

Schedule 2.1

Notice of Articles and Articles of Company

[see attached]

Schedule 2.5

Form of Acknowledgement to be Bound by Shareholders’ Agreement

Re:	Shareholders’ Agreement of Red Mountain Ventures G.P. Ltd. (the “Company”) dated as of the 14th day of May, 2004, between its Shareholders, certain Principals of Shareholders, and the Company (the “Shareholders’ Agreement”)

Capitalized terms referred to but not defined in this Acknowledgement shall have the meanings specified in the Shareholders’ Agreement.

In consideration of the acceptance of the undersigned as a Shareholder of the Company, the undersigned hereby represents and warrants that the representations and warranties set out in Section 11.1 of the Shareholders’ Agreement are true and correct as of the date hereof, and agrees in favour of the parties to the Shareholders’ Agreement to be bound by each and every provision of the Shareholders’ Agreement, to the same extent as each original Shareholder. If the undersigned is not an individual, the undersigned hereby confirms that the name and address of the undersigned’s Principal are as set out below.

Dated this ________ day of June, 2004.

If the proposed new Shareholder is a corporation:

●

By:
Authorized Signatory
Name:
Title:

Name of Principal:

Address of Principal:

Fax No. of Principal:

If the proposed new Shareholder is an individual:

Signed by ● in the presence of:	)
)
)
Signature of Witness	)
)
)
Name of Witness	)	●
)
)
Occupation

Schedule 3.5(2)

Form of Resignation and Release by the Director in favour of Company

RESIGNATION AND RELEASE

FROM:	● (the “Director”)

Re:	Shareholders’ Agreement of the Company dated as of the 14th day of May, 2004, between its Shareholders, certain Principals of Shareholders, and the Company (the “Shareholders’ Agreement”)

Capitalized terms and phrases used herein and not expressly defined herein shall have the same meanings herein as are ascribed to such terms and phrases in the Shareholders’ Agreement.

A. RESIGNATION

TO:	The Board of Directors of the Company

Please accept my resignation as a Director of the Company, such resignation to become effective upon acceptance by the Board of Directors of the Company.

B. RELEASE

TO:	The Company

WHEREAS:

A.       until the date of this Release, the Vendor has been a Director of the Company and the Director is resigning as such on the date of this Release; and

B.       this Release is delivered pursuant to paragraph 3.5(2) of the Shareholders’ Agreement;

KNOW ALL MEN BY THESE PRESENTS that in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Director DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE each of the Company and its successors and assigns as well as the directors, officers and employees of the Company, respectively (the Company and all such other parties herein collectively called the “Members of the Released Group”) of and from any and all claims, demands, suits, proceedings, covenants, liabilities, and obligations of whatsoever kind and howsoever arising which any of them now has or which they may hereafter have by reason of any act or omission arising out of, or which might have arisen out of or in the course of the actions of any Member of the Released Group prior to the resignation of the Director as a director of the Company.

Dated at ___________________________, this ______ day of ____________________, 20___ [insert Date of Closing].

Signed by ● [name of Director]	)
in the presence of:	)
)
)
Signature of Witness	)
)
)
Name of Witness	)	● [name of Director]
)
)
Occupation

Schedule 4.4(2)

Form of Subscription Notice

SUBSCRIPTION NOTICE

TO:	Red Mountain Ventures G.P. Ltd. (the “Company”)

AND TO:	The Board of Directors of the Company

FROM:	● (the “Subscriber”)

Re:	Shareholders’ Agreement of the Company dated as of the 14th day of May, 2004, between its Shareholders, certain Principals of Shareholders, and the Company (the “Shareholders’ Agreement”)

Capitalized terms and phrases used herein and not expressly defined herein shall have the same meanings herein as are ascribed to such terms and phrases in the Shareholders’ Agreement.

WHEREAS the Subscriber is a Shareholder and as such has received an Offering Notice from the Company dated ______________, 20___ in respect of Offered Securities comprised of _____________________________________________________ [describe the Offered Securities] for consideration of ___________________________________________________________________________ [describe the consideration payable for the Offered Securities];

NOTICE is hereby given that the Subscriber:

(a)	wishes to exercise the Subscriber’s option under paragraph 4.4(2) of the Shareholders’ Agreement to subscribe for the Subscriber’s rateable portion of the Offered Securities based on its Proportionate Interest, upon the terms and conditions set out in the Offering Notice; and

[delete either (b) or (c), whichever paragraph does not apply]

(b)	wishes to subscribe for a portion of Available Securities, in the event there are any Available Securities, such portion not to exceed ___________ per cent (_____%) of the Available Securities;

(c)	does not wish to subscribe for any portion of Available Securities in the event there are any Available Securities.

Please register in the applicable register of the Company any allotment and issuance of Offered Securities and, if applicable, Available Securities, in the name and address shown below.

DATED the _____ day of ______________________, 20__.

If the Subscriber is a corporation:

●

By:

Authorized Signatory
Name:
Title:

If the Subscriber is an individual:

Signed by ● [name of Subscriber]	)
in the presence of:	)
)
)
Signature of Witness	)
)
)
Name of Witness	)	● [name of Subscriber]
)
)
Occupation

DIRECTION AS TO REGISTRATION:

Full Name:

Address:

Schedule 9.2(d)

Form of Release by Vendor in favour of Company

RELEASE

TO:	Red Mountain Ventures G.P. Ltd. (the “Company”)

FROM:	● (the “Vendor”)

Re:	Shareholders’ Agreement of the Company dated as of the 14th day of May, 2004, between its Shareholders, certain Principals of Shareholders, and the Company (the “Shareholders’ Agreement”)

Capitalized terms and phrases used herein and not expressly defined herein shall have the same meanings herein as are ascribed to such terms and phrases in the Shareholders’ Agreement.

WHEREAS:

A.       until the date of this Release, the Vendor has been a Shareholder of the Company and the Vendor is disposing of such Vendor’s Purchased Shares on the date of this Release; and

B.       this Release is delivered pursuant to paragraph 9.2(d) of the Shareholders’ Agreement;

KNOW ALL MEN BY THESE PRESENTS that in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Vendor DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE each of the Company and its successors and assigns as well as the directors, officers and employees of the Company, respectively (the Company and all such other parties herein collectively called the “Members of the Released Group”) of and from any and all claims, demands, suits, proceedings, covenants, liabilities, and obligations of whatsoever kind and howsoever arising which any of them now has or which they may hereafter have by reason of any act or omission arising out of, or which might have arisen out of or in the course of the actions of any Member of the Released Group prior to closing of the disposition by the Vendor of Purchased Shares.

Dated at ___________________________, this ______ day of ____________________, 20___ [insert Date of Closing].

If the Vendor is a corporation:

●

By:

Authorized Signatory
Name:
Title:

If the Vendor is an individual:

Signed by ● [name of Vendor]	)
in the presence of:	)
)
)
Signature of Witness	)
)
)
Name of Witness	)	● [name of Vendor]
)
)
Occupation

Schedule 9.4

Form of Release by Company in favour of Vendor

RELEASE

TO:	● [insert name of Vendor] (the “Vendor”)

FROM:	Red Mountain Ventures G.P. Ltd. (the “Company”)

Re:	Shareholders’ Agreement of the Company dated as of the 14th day of May, 2004, between its Shareholders, certain Principals of Shareholders, and the Company (the “Shareholders’ Agreement”)

Capitalized terms and phrases used herein and not expressly defined herein shall have the same meanings as are ascribed to such terms and phrases in the Shareholders’ Agreement.

WHEREAS:

A.       until the date of this Release, the Vendor has been a Shareholder of the Partnership and the Vendor is disposing of such Vendor’s Purchased Shares on the date of this Release; and

B.       this Release is delivered pursuant to Section 9.4 of the Shareholders’ Agreement;

KNOW ALL MEN BY THESE PRESENTS that in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE each of the Vendor and its respective successors and assigns and, if the Vendor is not an individual, the Vendor’s directors, officers and employees, respectively, of and from any and all claims, demands, suits, proceedings, covenants, liabilities and obligations of whatsoever kind and howsoever arising which the Company now has or which it may hereafter have by reason of any act or omission arising as a result of the Vendor being a Shareholder, except for any claims which might arise out of the Sale Transaction.

DATED this ____ day of __________________________, 20___ [insert Date of Closing].

RED MOUNTAIN VENTURES G.P. LTD.
By:

Authorized Signatory
Name:
Title:

RED MOUNTAIN VENTURES G.P. LTD.

(the "Company")

AMENDMENT TO SHAREHOLDERS AGREEMENT DATED MAY 14, 2002

PASSED BY SPECIAL RESOLUTION DATED MARCH 22, 2012

1.	Effective March 22, 2012, the Shareholders' Agreement is hereby amended as follows:

(a)	by deleting from Section 1.1 the definition of "Ordinary Resolution" and replacing it with the following:

""Ordinary Resolution" means, in the case of a resolution that by the terms of this Agreement requires the approval of:

(a)	the Shareholders, a resolution to which (i) at a properly constituted meeting of the Shareholders, at least a majority of the votes of the Shareholders, present or represented by proxy, are cast in favour of the resolution, or (ii) holders of at least a majority of the issued and outstanding Shares have consented by an instrument or instruments in writing; or

(b)	the Class A Shareholders or the Class B Shareholders, respectively, voting separately as a class, a resolution to which (i) at a properly constituted meeting of the Class A Shareholders or the Class B Shareholders, respectively, at least a majority of the votes of the Class A Shareholders or the Class B Shareholders, respectively, present or represented by proxy, are cast in favour of the resolution, or (ii) holders of at least a majority of the issued and outstanding Class A Shares or the Class B Shares, respectively, have consented by an instrument or instruments in writing."

(b)	by deleting from Section 1.1 the definition of "Special Resolution" and replacing it with the following:

""Special Resolution" means, in the case of a resolution that by the terms of this Agreement requires the approval of the Class A Shareholders or the Class B Shareholders, respectively, a resolution to which (i) at a properly constituted meeting of Class A Shareholders or Class B Shareholders, respectively, at least seventy-five percent (75%) of the votes of Class A Shareholders or Class B Shareholders, respectively, present or represented by proxy are cast in favour of the resolution, or (ii) holders of at least seventy-five percent (75%) of the issued and outstanding Class A Shares or Class B Shares, respectively, have consented by an instrument or instruments in writing."